                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:
                                                         Case No. 01-52629
TALON AUTOMOTIVE GROUP, INC.,                        Chapter 11
a Michigan corporation, D/B/A Hawthorne                  Hon. Steven W. Rhodes
Metal Products Company; Hawthorne Metal
Products Company - Talon Automotive
Group; J & R Manufacturing Inc.;
Production Stamping, Inc.; Talon
Automotive Group - Hawthorne Metal
Products Company; Talon Automotive
Group - Metal Stamping Division; F/K/A
JR Acquisition, Inc.; Production Acquisition,
Inc.; Production Systems International, Inc.;
TAG L.L.C.; Talon Automotive Group L.L.C.;
Veltri Holdings USA, Inc.

Tax ID# 38-3382174
Address: 900 Wilshire Drive, Suite 203
Troy, Michigan 48084

                           Debtor.
In re:

VS HOLDINGS, INC.,                                       Case No. 01-52631
a Michigan corporation,                                  Chapter 11
F/K/A VS Holdings No. 2 Inc.,                            Hon. Steven W. Rhodes

Tax ID# 38-3382174
Address: 900 Wilshire Drive, Suite 203
Troy, Michigan 48084


                           Debtor.
______________________________________/           Jointly Administered

          DEBTORS' JOINT COMBINED SECOND AMENDED PLAN OF REORGANIZATION AND SECOND AMENDED DISCLOSURE STATEMENT, DATED AUGUST 15, 2001

Prepared By:
CARSON FISCHER, P.L.C.
Joseph M. Fischer (P13452)
Robert A. Weisberg (P26698)
Lawrence A. Lichtman (P35403)
300 East Maple Road, Third Floor
Birmingham, Michigan 48009
(248) 644-4840
Attorneys for Debtors


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
SECOND AMENDED PLAN OF REORGANIZATION OF TALON AUTOMOTIVE GROUP....................................................-1-
         INTRODUCTION..............................................................................................-1-
         ARTICLE I  DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW....................-2-
                  A.       Scope of Definitions; Rules of Construction.............................................-2-
                  B.       Definitions.............................................................................-2-
                           1.1      "Administrative Claim".........................................................-2-
                           1.2      "Allowed Claim"................................................................-3-
                           1.3      "Allowed"......................................................................-3-
                           1.4      "Allowed Class ___ Claim" .....................................................-3-
                           1.5      "Amended Articles of Incorporation and By-Laws"................................-4-
                           1.6      "Ballots"......................................................................-4-
                           1.7      "Bankruptcy Code" .............................................................-4-
                           1.8      "Bankruptcy Court".............................................................-4-
                           1.9      "Bankruptcy Rules".............................................................-4-
                           1.10     "Bar Date(s)"..................................................................-4-
                           1.11     "Business Day".................................................................-4-
                           1.12     "Canadian Plan"................................................................-5-
                           1.13     "CCAA Case"....................................................................-5-
                           1.14     "Chapter 11 Cases".............................................................-5-
                           1.15     "Claim" .......................................................................-5-
                           1.16     "Claims Objection Deadline"....................................................-5-
                           1.17     "Class"........................................................................-5-
                           1.18     "Collateral" ..................................................................-5-
                           1.19     "Confirmation".................................................................-5-
                           1.20     "Confirmation Date" ...........................................................-5-
                           1.21     "Confirmation Hearing".........................................................-5-
                           1.22     "Confirmation Order"...........................................................-6-
                           1.23     "Credit Agreement".............................................................-6-
                           1.24     "Creditor".....................................................................-6-
                           1.25     "Creditors' Committee".........................................................-6-
                           1.26     "Cure".........................................................................-6-
                           1.27     "Debtor(s)"....................................................................-6-
                           1.28     "Dilution".....................................................................-6-
                           1.29     "DIP Agent"....................................................................-7-
                           1.30     "DIP Facility".................................................................-7-
                           1.31     "DIP Facility Agreement".......................................................-7-
                           1.32     "DIP Facility Claim"...........................................................-7-
                           1.33     "Disbursing Agent".............................................................-7-
                           1.34     "Disclosure Statement".........................................................-7-
                           1.35     "Disputed Claim"...............................................................-8-
                           1.36     "Disputed Claim Amount"........................................................-8-


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
                           1.37     "Distribution Date"............................................................-9-
                           1.38     "Distribution Record Date".....................................................-9-
                           1.39     "Effective Date"...............................................................-9-
                           1.40     "Estate(s)"....................................................................-9-
                           1.41     "Exit Facility"................................................................-9-
                           1.42     "Exit Lenders"................................................................-10-
                           1.43     "Face Amount".................................................................-10-
                           1.44     "Final Order".................................................................-10-
                           1.45     "Financial Restructuring".....................................................-10-
                           1.46     "Guaranty"....................................................................-11-
                           1.47     "General Unsecured Claim".....................................................-11-
                           1.48     "Impaired"....................................................................-11-
                           1.49     "Impaired Unsecured Claims"...................................................-11-
                           1.50     "Indenture"...................................................................-11-
                           1.51     "Indenture Trustee"...........................................................-11-
                           1.52     "Interest"....................................................................-11-
                           1.53     "Lenders".....................................................................-12-
                           1.54     "Lien" .......................................................................-12-
                           1.55     "Litigation Claims"...........................................................-12-
                           1.56     "Lockup Agreement"............................................................-12-
                           1.57     "Management Option Plan"......................................................-12-
                           1.58     "Management Option Plan Participants".........................................-12-
                           1.59     "Management Options"..........................................................-13-
                           1.60     "New Common Shares"...........................................................-13-
                           1.61     "New Securities"..............................................................-13-
                           1.62     "Notes".......................................................................-13-
                           1.63     "Note Claim"..................................................................-13-
                           1.64     "Noteholder Committee"........................................................-13-
                           1.65     "Old Common Shares"...........................................................-13-
                           1.66     "Other Priority Claim"........................................................-13-
                           1.67     "Other Secured Claim(s)"......................................................-13-
                           1.68     "Person"......................................................................-14-
                           1.69     "Petition Date"...............................................................-14-
                           1.70     "Plan" .......................................................................-14-
                           1.71     "Plan Exhibit"................................................................-14-
                           1.72     "Pre-Petition Credit Facility Agreement" .....................................-14-
                           1.73     "Priority Tax Claim"..........................................................-14-
                           1.74     "Products"....................................................................-14-
                           1.75     "Professional"................................................................-14-
                           1.76     "Professional Fee Claim" .....................................................-15-
                           1.77     "Pro Rata"....................................................................-15-
                           1.78     "Proof of Claim"..............................................................-15-
                           1.79     "Reorganized Debtor(s)".......................................................-15-


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
                           1.80     "Reorganized Holdings"........................................................-15-
                           1.81     "Reorganized Products"........................................................-15-
                           1.82     "Reorganized Talon"...........................................................-15-
                           1.83     "Schedule of Impaired Unsecured Claims".......................................-15-
                           1.84     "Schedules"...................................................................-15-
                           1.85     "Secured Claim"...............................................................-16-
                           1.86     "Secured Lenders Claim".......................................................-16-
                           1.87      "Securities Act".............................................................-16-
                           1.88     "Unimpaired"..................................................................-16-
                           1.89     "Voting Deadline".............................................................-16-
                           1.90     "Voting Record Date"..........................................................-16-
                           1.91     "Warrants"....................................................................-16-
                           1.92     "William John Claim"..........................................................-16-
                  C.       Rules of Interpretation................................................................-17-
                  D.       Computation of Time....................................................................-17-
                  E.       Governing Law..........................................................................-17-
         ARTICLE II  CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................-18-
                  2.1      Introduction...........................................................................-18-
                  2.2      Classification of Unimpaired Claims and Interests......................................-18-
                  2.3      Classification of Impaired Claims and Interests........................................-19-
         ARTICLE III  TREATMENT OF CLAIMS AND INTERESTS...........................................................-19-
                  3.1      Unclassified Claims ...................................................................-19-
                  3.2      Unimpaired Classes of Claims and Interests ............................................-21-
                  3.3      Impaired Classes Of Claims and Interests ..............................................-22-
                  3.4      Reservation of Rights Regarding Claims ................................................-23-
         ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN...........................................................-24-
                  4.1      Impaired Classes of Claims and Interests Entitled to Vote..............................-24-
                  4.2      Acceptance by an Impaired Class........................................................-24-
                  4.3      Presumed Acceptances by Unimpaired Classes.  ..........................................-24-
                  4.4      Summary of Classes Voting on the Plan..................................................-25-
                  4.5      The Plan of Arrangement under the CCAA Case............................................-25-
         ARTICLE V  MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................-25-
                  5.1      Financial Restructuring................................................................-25-
                  5.2      Continued Corporate Existence..........................................................-28-
                  5.3      Cancellation of Old Common Shares and Agreements.......................................-28-
                  5.4      Articles of Incorporation and By-Laws..................................................-29-
                  5.5      Issuance of New Common Shares..........................................................-29-
                  5.6      Compensation And Benefit Programs......................................................-30-
                  5.7      Exit Facility..........................................................................-30-
                  5.8      Directors and Officers of Reorganized Debtors..........................................-30-
                  5.9      Revesting of Assets; Releases of Liens ................................................-31-
                  5.10     Preservation of Rights of Action ......................................................-31-
                  5.11     Effectuating Documents; Further Transactions...........................................-32-


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

                  5.12     Exemption From Certain Transfer Taxes .................................................-32-
                  5.13     Releases and Related Matters...........................................................-32-
         ARTICLE VI  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................-34-
                  6.1      Assumed Contracts and Leases...........................................................-34-
                  6.2      Payments Related To Assumption Of Contracts and Leases.................................-35-
                  6.3      Rejected Contracts And Leases..........................................................-35-
                  6.4      Rejection Damages Bar Date.............................................................-36-
         ARTICLE VII  PROVISIONS GOVERNING DISTRIBUTIONS..........................................................-36-
                  7.1      Distributions For Claims Allowed As Of The Effective Date..............................-36-
                  7.2      Interest on Claims ....................................................................-36-
                  7.3      Distribution by Disbursing Agent.......................................................-37-
                  7.4      Record Date For Distributions To Holders of Notes......................................-37-
                  7.5      Means of Cash Payment..................................................................-38-
                  7.6      Calculation of Distribution Amounts of New Common Shares...............................-38-
                  7.7      Delivery of Distributions .............................................................-38-
                  7.8      Surrender of Securities and Instruments................................................-40-
                  7.9      Withholding And Reporting Requirements.................................................-41-
                  7.10     Setoffs................................................................................-41-
         ARTICLE VIII  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
                  UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS......................................................-42-
                  8.1      Prosecution of Objections .............................................................-42-
                  8.2      No Distributions Pending Allowance.....................................................-42-
                  8.3      Disputed Claim Distribution Reserve....................................................-42-
                  8.4      Distributions After Allowance of Disputed Claims.......................................-43-
         ARTICLE IX  WILLIAM JOHN CLAIM TRUST.....................................................................-43-
         ARTICLE X  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.............................-43-
                  10.1     Conditions to Confirmation.............................................................-43-
                  10.2     Conditions To Effective Date...........................................................-44-
                  10.3     Waiver of Conditions...................................................................-45-
         ARTICLE XI  RETENTION OF JURISDICTION....................................................................-45-
                  11.1     Retention of Jurisdiction..............................................................-45-
         ARTICLE XII  MISCELLANEOUS PROVISIONS ...................................................................-48-
                  12.1     Professional Fee Claims ...............................................................-48-
                  12.2     Administrative Claims Bar Date.........................................................-48-
                  12.3     Payment of Statutory Fees..............................................................-49-
                  12.4     Modifications and Amendments...........................................................-49-
                  12.5     Severability of Plan Provisions .......................................................-49-
                  12.6     Successors and Assigns.................................................................-50-
                  12.7     Compromises and Settlements ...........................................................-50-
                  12.8     Discharge of Claims....................................................................-50-
                  12.9     Injunction.............................................................................-52-
                  12.10    Committee..............................................................................-53-


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
                  12.11    Exculpation and Limitation of Liability................................................-53-
                  12.12    Binding Effect.........................................................................-54-
                  12.13    Revocation, Withdrawal, or Non-Consummation............................................-55-
                  12.14    Plan and Disclosure Statement Exhibits.................................................-55-
                  12.15    Notices................................................................................-56-
                  12.16    Term of Injunction or Stays............................................................-57-

SECOND AMENDED DISCLOSURE STATEMENT ..............................................................................-58-
         I.       INTRODUCTION ...................................................................................-58-
         II.      A DESCRIPTION OF THE DEBTORS ...................................................................-61-
                  A.       The Debtors' Corporate Status; Continuation of Business................................-61-
                  B.       The Debtors' Principals. ..............................................................-62-
                  C.       The Debtor's Business, Industry Group and Causes for the Chapter 11 Filings............-64-
         III.     POST-PETITION EVENTS OF SIGNIFICANCE ...........................................................-80-
                  A.       Post-Petition Transfers Outside the Ordinary Course of Business; Contemplated
                           Financial Restructuring................................................................-80-
                  B.       Post-Petition Financing. ..............................................................-81-
                  C.       Litigation.............................................................................-82-
         IV.      ASSETS AND LIABILITIES..........................................................................-84-
                  A.       Liquidation Analysis...................................................................-84-
                  B.       Risks, Conditions and Assumptions Regarding the Stated Values..........................-84-
                  C.       Potential Claims and Causes of Action..................................................-84-
                  D.       Priority Claims, Including Anticipated Administrative Expense Claims. .................-85-
                  E.       Non-Priority Unsecured Claims..........................................................-85-
                  F.       Guarantors and Co-Debtors..............................................................-85-
         V.       DETAILS REGARDING IMPLEMENTATION OF THE PLAN....................................................-86-
                  A.       Summaries of Financial Information.....................................................-86-
                  B.       Management of the Reorganized Debtors; Compensation, Including Fringe Benefits.........-86-
                  C.       Tax Ramifications If the Plan Is Confirmed.............................................-86-
         VI.      LEGAL REQUIREMENTS..............................................................................-89-
                  A.       Voting Procedures......................................................................-89-
                  B.       Acceptance.............................................................................-90-
                  C.       Confirmation...........................................................................-90-
                  D.       Modification...........................................................................-91-
                  E.       Effect of Confirmation.................................................................-91-


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                    SECOND AMENDED PLAN OF REORGANIZATION OF
               TALON AUTOMOTIVE GROUP, INC. AND VS HOLDINGS, INC.

                                  INTRODUCTION

         Talon Automotive Group, Inc. ("Talon"), a Michigan corporation, and its wholly-owned subsidiary, VS Holdings, Inc., also a Michigan corporation ("Holdings") (Talon and Holdings are hereinafter referred to collectively as the "Debtors"), hereby propose the following joint amended plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. Among other things, the Plan will convert the interests of holders of Notes (as hereinafter defined) to New Common Shares (as hereinafter defined). Holders of most other unsecured claims will be paid in full according to the terms of the Plan.

         Contemporaneously herewith, Veltri Metal Products Company ("Products"), a wholly-owned subsidiary of Holdings incorporated in the province of Nova Scotia as an unlimited liability company and a guarantor of certain of the debt obligations of the Debtors, has proposed an amended plan of arrangement under Canadian law (the "Canadian Plan"). The Canadian Plan will have the effect of extinguishing the Guaranty by Products of the Notes in return for issuance of New Common Shares (as hereinafter defined) to the holders of the Notes. The Canadian Plan will treat unsecured creditors of Products in a fashion which is comparable and consistent with the treatment of the Impaired Unsecured Creditors (as hereafter defined) of the Debtors under the Plan. No obligations or liabilities of Products will be affected by the Canadian Plan other than the obligations to the holders of the Notes under the Guaranty and the Indenture pursuant to which the Notes were issued and the obligations of Products to the other unsecured creditors of Products.

         Please review the Disclosure Statement (as defined herein) portion of this Combined Amended Plan of Reorganization and Amended Disclosure Statement distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties,

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

results of operations, projections for future operations, risk factors and certain related matters, including the New Securities to be issued under the Plan. The Debtors are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code.

         All holders of Claims are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and Article XII of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                    ARTICLE I
                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW


A.       SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       DEFINITIONS

         1.1 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (b)



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

Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code.

         1.2 "ALLOWED CLAIM" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date,
(i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

         1.3 "ALLOWED" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

         1.4 "ALLOWED CLASS ___ CLAIM" means an Allowed Claim in the particular Class described.

         1.5 "AMENDED ARTICLES OF INCORPORATION AND BY-LAWS" means the Reorganized Debtors' respective articles of incorporation and by-laws, as amended by or in furtherance of the Plan.

         1.6 "BALLOTS" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.4 of the Plan, in connection with the solicitation of acceptances of the Plan.

         1.7 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as codified in



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

title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as now in effect or hereafter amended.

         1.8 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division.

         1.9 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, incorporating by reference applicable portions of the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.10 "BAR DATE(S)" means August 20, 2001, being the date, designated by the Bankruptcy Court as the last date for filing proofs of Claim or Interest against the Debtors; provided, however, that for the Lenders (hereinafter defined) and for governmental units the Bar Date is September 7, 2001.

         1.11 "BUSINESS DAY" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Detroit, Michigan.

         1.12 "CANADIAN PLAN" means the amended plan of arrangement proposed under the CCAA Case.

         1.13 "CCAA CASE" means the proceeding commenced and maintained by Products under the Canadian Companies' Creditors Arrangement Act in the Ontario (Canada) Superior Court of Justice.

         1.14 "CHAPTER 11 CASES" means the jointly administered Chapter 11 Cases of the Debtors.

         1.15 "CLAIM" means a claim against the Debtors, or either of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         1.16 "CLAIMS OBJECTION DEADLINE" means the last day for filing objections to Disputed Claims, which day shall be 90 days after the Effective Date.




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
         1.17 "CLASS" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         1.18 "COLLATERAL" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.19 "CONFIRMATION" means entry by the Bankruptcy Court of the Confirmation Order.

         1.20 "CONFIRMATION DATE" means the date of entry by the Clerk of the Bankruptcy Court of the Confirmation Order.

         1.21 "CONFIRMATION HEARING" means the hearing to consider confirmation of the Plan under Section 1128 of the Bankruptcy Code.

         1.22 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

         1.23 "CREDIT AGREEMENT" shall mean the Amended and Restated Talon Automotive Group, Inc. $100,000,000 Credit Agreement with Comerica Bank as Agent, dated February 16, 2001.

         1.24 "CREDITOR" means any Person who holds a Claim against either of the Debtors.

         1.25 "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

         1.26 "CURE" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.27 "DEBTOR(S)" means, individually, Talon or Holdings, as the context may require, and, collectively, Talon and Holdings, including in their capacity as debtors-in-possession, pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         1.28 "DILUTION" means dilution subsequent to the Effective Date (a) to the extent necessary to give effect to the exercise of the Warrants and/or Management Options or (b) otherwise as a result of the duly authorized issuance of additional common shares or of securities at any time convertible into, or exercisable or exchangeable for, additional common shares, implementation of other management incentive programs or other action taken by the board of directors or shareholders, as applicable, of Reorganized Holdings.

         1.29 "DIP AGENT" means Comerica Bank, in its capacity as administrative agent under the DIP Facility Agreement.

         1.30 "DIP FACILITY" means the debtor-in-possession working capital credit facility to be provided to and for the benefit of the Debtors during the Chapter 11 Cases, pursuant to the DIP Facility Agreement.

         1.31 "DIP FACILITY AGREEMENT" means the post-petition financing arrangements between Talon and Products, as borrowers, and Holdings, as guarantor, and the Lenders, as post-petition lenders, as evidenced by such post-petition financing order(s) entered by the Bankruptcy Court, the Second Amended and Restated Talon Automotive Group, Inc. and Veltri Metal Products, Co. as Debtors in Possession $100,000,000 Credit Agreement with Comerica Bank as Agent [dated] June 29, 2001, and such other documents as may be executed in furtherance thereof as authorized by such Bankruptcy Court order(s).

         1.32 "DIP FACILITY CLAIM" means a Claim arising under or as a result of the DIP Facility.

         1.33 "DISBURSING AGENT" means Reorganized Holdings or any party designated by



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

Reorganized Holdings, in its sole discretion, to serve as a disbursing agent under the Plan.

         1.34 "DISCLOSURE STATEMENT" means the written amended disclosure statement that relates to and accompanies the Plan, as the same may be amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

         1.35 "DISPUTED CLAIM" means any Claim which has not been Allowed pursuant to the Plan or Final Order of the Bankruptcy Court, and

                  a. if no Proof of Claim has been, or is deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedule of Impaired Unsecured Claims as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court.

                  b. if a Proof of Claim has been filed, or is deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedule of Impaired Unsecured Claims as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedule of Impaired Unsecured Claims as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Proof of Claim varies from the amount of such Claim as listed in the Schedule of Impaired Unsecured Claims; or (iii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                  c. for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed; or

                  d. that is disputed in accordance with the provisions of this Plan.

         1.36 "DISPUTED CLAIM AMOUNT" means (a) if a liquidated amount is set forth in the

Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holders of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed in the Schedule of Impaired Unsecured Claims as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been field, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         1.37 "DISTRIBUTION DATE" shall be the Effective Date, being the date upon which distributions are made by Reorganized Holdings to holders of Allowed Class 5 and 6 Claims.

         1.38 "DISTRIBUTION RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Class 5 and 6 Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         1.39 "EFFECTIVE DATE" means the tenth (10th) Business Day after conditions to the consummation of the Plan, as set forth in Section 10.2 of this Plan, have been satisfied or waived, as provided in Section 10.3 of this Plan, and is the effective date of the Plan.

         1.40 "ESTATE(S)" means, individually, the estate of each Debtor in the respective Chapter 11 Cases, and, collectively, the estates of both Debtors in the Chapter 11 Cases, created pursuant to Section 541 of the Bankruptcy Code.

         1.41 "EXIT FACILITY" means a new senior secured credit facility for the benefit of Reorganized Holdings, in an amount to be determined by Reorganized Holdings, which Reorganized Holdings shall close on, or to be effective as of, the Effective Date in order to provide Reorganized Holdings with adequate working capital subsequent to the Effective Date. The terms of the Exit Facility shall be substantially the same as those contained in the

Pre-Petition Credit Facility Agreement (as hereinafter defined), including, specifically, but without limitation, provisions no less favorable relating to availability and advances, and with the borrowing base availability thereunder, and with the definitive documentation for such financing arrangements, including other covenants, terms and conditions, to be acceptable to the Noteholder Committee. In the event that the Lenders are the lenders under the Exit Facility, the maturity date thereof may be as early as July, 2002.

         1.42 "EXIT LENDERS" means the secured lender(s) under the Exit
Facility.

         1.43 "FACE AMOUNT" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.44 "FINAL ORDER" means any order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.45 "FINANCIAL RESTRUCTURING" has the meaning ascribed thereto in
Section 5.1 of this Plan.

         1.46 "GUARANTY" means the guaranty by Products of the Notes under the terms of the Indenture.

         1.47 "GENERAL UNSECURED CLAIM" means a Claim against the Debtors that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Secured Lender Claim, Impaired Unsecured Claim, or Note Claim.

         1.48 "IMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.49 "IMPAIRED UNSECURED CLAIMS" means, collectively, the Claims listed on the Schedule of Impaired Unsecured Claims, as the same may be amended or supplemented, together with such other unsecured Claims as may be impaired by virtue of the rejection of an executory contract or unexpired lease (in addition to any listed on the Schedule of Impaired Unsecured Claims) to which either or both of the Debtors is a party and as to which a motion to reject is pending or has been approved on or before the date of the Confirmation Hearing.

         1.50 "INDENTURE" means the Senior Subordinated Indenture, dated as of April 28, 1998, between Talon (and Holdings and Products, as guarantors) and U.S. Bank Trust National Association, as trustee, as amended or modified from time to time, pursuant to which the Notes were issued and are outstanding.

         1.51 "INDENTURE TRUSTEE" means U.S. Bank Trust National Association, or its successor, in its capacity as trustee under the Indenture.

         1.52 "INTEREST" means an interest as an equity security holder in either Talon or Holdings, as applicable.

         1.53 "LENDERS" means the pre-petition senior secured lending group to Talon and Products, consisting of Comerica Bank; National Bank of Canada, New York branch; B.P. Paribas; Michigan National Bank; Fleet Bank; Dresdner Bank AG, New York and Grand Cayman branches; LaSalle Bank National Association, and their respective Participants (as defined in the Pre-Petition Credit Facility Agreement), successors and assigns, and for which Comerica Bank acts as administrative agent.

         1.54 "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.55 "LITIGATION CLAIMS" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, existing as of the Petition Date, and including all causes of action created by the filing of the Chapter 11 Cases, pursuant to Chapter 5 of the Bankruptcy Code or otherwise, that the Debtors or their Estates may hold against any Person (excluding the William John Claim), which are to be retained by Reorganized Holdings pursuant to Section 5.10 of this Plan.

         1.56 "LOCKUP AGREEMENT" shall mean that certain Lockup Agreement, dated as of May 30, 2001, and entered into by and among Talon, Holdings, Products, the members of the Noteholder Committee, and the Insider Holders (as defined in the Lockup Agreement). A copy of the Lockup Agreement is attached to the Disclosure Statement.

         1.57 "MANAGEMENT OPTION PLAN" means a stock option plan to be adopted by Reorganized Holdings.

         1.58 "MANAGEMENT OPTION PLAN PARTICIPANTS" means the management employees of Reorganized Holdings entitled to participate in the Management Option Plan.

         1.59 "MANAGEMENT OPTIONS" means the options to be issued by Reorganized Holdings to the Management Option Plan Participants representing rights to purchase New Common Shares pursuant to the provisions of the Management Option Plan.

         1.60 "NEW COMMON SHARES" means the shares of new common stock of Reorganized Holdings authorized to be issued under Section 5.5 of this Plan.

         1.61 "NEW SECURITIES" means, collectively, the New Common Shares, Warrants and Management Options.

         1.62 "NOTES" means the 9.625% Senior Subordinated Notes of Talon due May 1, 2008, issued and outstanding under the Indenture.

         1.63 "NOTE CLAIM" means any Claim, of any kind or nature, arising from the Notes or the Indenture or any related agreement, document or instrument, including, without limitation, a Claim under the Guaranty.

         1.64 "NOTEHOLDER COMMITTEE" shall mean the informal ad hoc committee of certain holders of Notes, who were signatories to the Lockup Agreement, and excluding the Insider Holders (as defined on the signature pages to the Lockup Agreement).

         1.65 "OLD COMMON SHARES" means the two classes of common shares of Holdings issued and outstanding as of the Petition Date, together with any and all options, warrants and other rights in respect of such common stock.

         1.66 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than a DIP Facility Claim, Priority Tax Claim or an Administrative Claim.

         1.67 "OTHER SECURED CLAIM(S)" means any and all Secured Claims against either or both of the Debtors, as the case may be, other than the Secured Lenders Claim.

         1.68 "PERSON" means Person as defined in Section 101(41) of the Bankruptcy Code.

         1.69 "PETITION DATE" means the date on which the Debtors filed their voluntary petitions to commence the Chapter 11 Cases.

         1.70 "PLAN" means this amended Chapter 11 reorganization plan and any and all exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time.

         1.71 "PLAN EXHIBIT" means any exhibit or schedule attached hereto.

         1.72 "PRE-PETITION CREDIT FACILITY AGREEMENT" means the pre-petition loan and security documents, collectively, between Talon and Products, as borrowers, and Talon, Holdings and Products, as guarantors, and Lenders, as lenders, which existed and which were in force as of the Petition Date, and including, without limitation, the Credit Agreement.

         1.73 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         1.74 "PRODUCTS" means Veltri Metal Products Company, a Nova Scotia unlimited liability company, which is a wholly-owned subsidiary of Holdings. Products is the subject of a contemporaneous proceeding under the Companies' Creditors Arrangement Act (the "CCAA") in the Ontario (Canada) Superior Court of Justice.

         1.75 "PROFESSIONAL" means any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Section 503(b)(4) of the Bankruptcy Code.

         1.76 "PROFESSIONAL FEE CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.77 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         1.78 "PROOF OF CLAIM" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         1.79 "REORGANIZED DEBTOR(S)" means, individually, a Reorganized Debtor and, collectively, all Reorganized Debtors, on or after the Effective Date.

         1.80 "REORGANIZED HOLDINGS" means reorganized Holdings, or its successor, on and after the Effective Date.

         1.81 "REORGANIZED PRODUCTS" means reorganized Products, or its successor, under the CCAA Case, on and after the Effective Date.

         1.82 "REORGANIZED TALON" means reorganized Talon, or its successor, on and after the Effective Date.

         1.83 "SCHEDULE OF IMPAIRED UNSECURED CLAIMS" means a list of Impaired Unsecured Claims attached hereto as Schedule 1, as the same may be amended or supplemented.

         1.84 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.85 "SECURED CLAIM" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code.

         1.86 "SECURED LENDERS CLAIM" means the Secured Claim of the Lenders arising under or as a result of the Pre-Petition Credit Facility Agreement.

         1.87 "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C.ss.ss.77a - 77aa, as now in effect or hereafter amended.

         1.88 "UNIMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.89 "VOTING DEADLINE" means the voting deadline for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

         1.90 "VOTING RECORD DATE" means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

         1.91 "WARRANTS" means the warrants to be issued on the Distribution Date to Reorganized Talon, which warrants shall represent rights to purchase New Common Shares, as provided to be issued under and in furtherance of this Plan.

         1.92 "WILLIAM JOHN CLAIM" means any and all claims asserted on behalf of Talon in that certain civil action entitled Talon Automotive Group, Inc., f/k/a Production Acquisition, Inc., Plaintiff, versus William H. John, individually, and as Trustee of the William H. John Restated Revocable Trust U/A/D 10/10/95; Story S. John, individually, and as Trustee of the Story S. John Amended and Restated Revocable Trust U/A/D 12/8/95; and Melvyn S. Goldstein, as Trustee of the John Irrevocable Gift Trust U/A/D 12/29/94; Defendants, Oakland County (Michigan) Circuit Court Case No. 00-027881-CK.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Michigan shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1      INTRODUCTION

         All Claims and Interests, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a) (1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section 3.1 of this Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         2.2      CLASSIFICATION OF UNIMPAIRED CLAIMS AND INTERESTS

                  (a)      Class 1: Other Priority Claims

                           Class 1 consists of all Other Priority Claims.

                  (b)      Class 2: Secured Lenders Claim

                           Class 2 consists of the Secured Lenders Claim.

                  (c)      Class 3: Other Secured Claims

                           Class 3 consists of all Other Secured Claims secured by a Lien upon property in which an Estate has an interest.

         2.3      CLASSIFICATION OF IMPAIRED CLAIMS AND INTERESTS.

                  (a)      Class 4: General Unsecured Claims

                           Class 4 consists of General Unsecured Claims, with the exception of the Note Claims and the Impaired Unsecured Claims.

                  (b)      Class 5: Note Claims and other Impaired Unsecured
                           Claims

                           Class 5 consists of all Note Claims and other Impaired Unsecured Claims.

                  (c)      Class 6: Holdings Interests

                           Class 6 consists of the Interests in Holdings.

                  (d)      Class 7: Talon Interests

                           Class 7 consists of the Interests in Talon.

                                   ARTICLE III
                        TREATMENT OF CLAIMS AND INTERESTS

         3.1      UNCLASSIFIED CLAIMS

                  (A)      DIP FACILITY CLAIM

                  On the Effective Date, the Lenders, on account of the Allowed DIP Facility Claim, shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (i) cash equal to the unpaid portion of such Allowed DIP Facility Claim (including such interest and reasonable fees, costs and charges as to which the Lenders may be entitled as provided under the DIP Facility), or (ii) such other treatment as to which Reorganized Holdings and the Lenders shall have agreed upon in writing.

                  (B)      ADMINISTRATIVE CLAIMS

                  Except as otherwise provided for herein, and subject to the requirements of Article XII of this Plan, on the later of (i) the Effective Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which Reorganized Holdings and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11

Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  (C)      PRIORITY TAX CLAIMS

         Each holder of an Allowed Priority Tax Claim, at the sole option of Reorganized Holdings, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal cash payments made on the last Business Day of every three month period following the Effective Date over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and Reorganized Holdings.

         3.2      UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

                  (A)      CLASS 1: OTHER PRIORITY CLAIMS

         On the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Other Priority Claim, or (iii) the date such Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim (x) cash equal to the unpaid portion of such Allowed Other Priority Claim or (y) such other treatment as to which Reorganized Holdings and such holder shall have agreed upon in writing.

                  (B)      CLASS 2: SECURED LENDERS CLAIM

         On the Effective Date, the Lenders, on account of the Secured Lenders Claim, shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Lenders Claim (i) cash equal to the unpaid portion of such Secured Lenders Claim, including interest, and any reasonable fees, costs and charges to which Lenders may be entitled, or (ii) such other treatment as to which Reorganized Holdings and the Lenders shall have agreed upon in writing.

                  (C)      CLASS 3: OTHER SECURED CLAIMS

         On the Effective Date, the legal, equitable and contractual rights of all holders of an Allowed Other Secured Claim shall be reinstated and paid, from and after the Effective Date, in the ordinary course of business, without acceleration based upon the filing of the Chapter 11 Cases, in accordance with such agreements and terms as existed as of the Petition Date, which agreements shall continue in full force and effect. The Debtors' failure to object to any such Other Secured Claims in the Chapter 11 Cases shall be without prejudice to Reorganized Holdings' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Other Secured Claim holder. Notwithstanding Section 1141(c) or any other provisions of the Bankruptcy Code, all pre-petition Liens on property of any Debtor held by or on behalf of the Other Secured Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Other Secured Claim holder are paid in full, subject to the provisions of Article VII of this Plan.

         3.3      IMPAIRED CLASSES OF CLAIMS AND INTERESTS

                  (A)      CLASS 4: GENERAL UNSECURED CLAIMS

         On the later of (i) the 60th day after the Effective Date, (ii) the date such General Unsecured Claim becomes an Allowed General Unsecured Claim,
(iii) the date such Claim becomes payable in the ordinary course of business pursuant to any agreement entered into, prior to the Petition Date, between a Debtor and the holder of such General Unsecured Claim (and without acceleration based upon the filing of the Chapter 11 Cases ), or (iv) the date otherwise agreed to between a Debtor and the holder of such General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release, and discharge of and in exchange for such Allowed General Unsecured Claim cash equal to the unpaid portion of such Allowed General Unsecured Claim.

                  (B)      CLASS 5: NOTE CLAIMS AND OTHER IMPAIRED UNSECURED
                           CLAIMS

         On the Distribution Date, each holder of an Allowed Class 5 Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 5 Claim, shall receive its Pro Rata share of ninety-seven percent (97%) of the New Common Shares to be issued and outstanding on the Distribution Date (subject to Dilution), and the Notes, the Note Claims, the Indenture, and any and all guaranties of the Notes, including the Guaranty, the Notes Claims, or the Indenture, and any and all rights and obligations of the Debtors and Products under any of the foregoing, shall be deemed canceled, extinguished, released and discharged.

                  (C)      CLASS 6: HOLDINGS INTERESTS

         On the Distribution Date, all of the Interests in Holdings, including, but not necessarily limited to, the Old Common Shares, shall be deemed canceled, extinguished, released and discharged. On the Distribution Date, Reorganized Talon shall receive three percent (3%) of the New Common Shares, and the Warrants to be issued and outstanding on the Distribution Date (subject to Dilution). Reorganized Holdings shall continue to own, from and after the Effective Date, one hundred percent (100%) of the Interests in Reorganized Products.

                  (D)      CLASS 7: TALON INTERESTS

         The Interests in Talon shall be unaffected by Confirmation of the Plan or the occurrence of the Effective Date or the Distribution Date.

         3.4      RESERVATION OF RIGHTS REGARDING CLAIMS

         Except as otherwise expressly provided in the Plan or in the DIP Facility Agreement, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                   ARTICLE IV
                       ACCEPTANCE OR REJECTION OF THE PLAN


         4.1      IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE.

         Subject to Sections 4.3 and 4.4 of the Plan, only Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         4.2      ACCEPTANCE BY AN IMPAIRED CLASS.

         In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         In accordance with Section 1126(d) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, a class of Impaired Interests shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in amount of the Allowed Interests of such class held by holders of such Interests, that have timely and properly voted to accept or reject the Plan.

         4.3      PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES.

         Classes 1, 2, and 3 are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         4.4      SUMMARY OF CLASSES VOTING ON THE PLAN.

         As a result of the foregoing, the votes of holders of Claims in Class 4 and Class 5 and of Interests in Talon or Holdings with respect to Class 6 and Class 7 will be solicited with respect to this Plan. For the purpose of counting ballots evidencing votes on acceptance or rejection of this Plan, the Debtors and the Bankruptcy Court shall rely on ballots cast by or for the beneficial owners of the Notes with respect to Class 5 Claims and by or for the beneficial holders of Interests in Holdings and Talon with respect to Class 6 and Class 7 Claims. The record date for determining which holders of Notes and Interests are entitled to vote shall be the close of business on the Bar Date unless the Bankruptcy Court specifies some other time and date. The transfer of a Note or an Interest after the record date will not affect the validity of a ballot cast by or for any Person that was the beneficial owner of the Note or the Interest at the record date.

         4.5      THE PLAN OF ARRANGEMENT UNDER THE CCAA CASE.

         Under the Canadian Plan, pursuant to the CCAA Case, certain of the holders of Claims in Class 5, being the holders of the Notes, as well as other unsecured creditors of Products, will vote with respect to the Canadian Plan. It is a condition of the acceptance of the Canadian Plan that the Plan has been accepted by the Classes entitled to vote under the Plan.

                                    ARTICLE V
                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  5.1      FINANCIAL RESTRUCTURING

         On the Effective Date, Talon shall irrevocably contribute, convey, transfer and assign all of its assets, subject to its liabilities (except for Note Claims) to Reorganized Holdings and Talon and Reorganized Talon shall be deemed fully and forever released, acquitted and discharged from any and all Claims (including, without limitation, Note Claims) and any and all other liabilities, of any kind or nature, with respect thereto; the Notes, the Note Claims, the Indenture, including the Guaranty, and any and all guaranties of the Notes, the Note Claims or the Indenture, and any and all rights and obligations thereunder, shall be deemed canceled, extinguished, released and discharged, all of the Holdings Interests, including, but not necessarily limited to, the Old Common Shares, shall be deemed canceled, released and discharged, and the New Common Shares and Warrants shall be issued, as provided in Article III above and as otherwise provided in this Plan (collectively, the "Financial Restructuring").

         Reorganized Talon will receive three series of warrants representing a total of 20.0% of the fully diluted equity of Reorganized Holdings with exercise prices pursuant to the schedule below.

         Warrants:         Reorganized Talon will receive three series of
                           Warrants. The Series A and Series B Warrants will each represent 2.5% of the stock of Reorganized
                           Holdings. The Series C Warrants will represent 15.0% of the stock of Reorganized Holdings. The exercise price of each series of Warrants has been set in the chart below at a level representing a recovery of the face value of the Notes for the Noteholders, assuming
                           10,000,000 shares initially issued (300,000 to Reorganized Talon; and 9,700,000 to the holders of the Notes and any other Impaired Unsecured Claims receiving Shares on their Claims), and taking into account Dilution created by any preceding series of Series A and B Warrants:

    Warrants                 Percentage Recovery On Notes                Strike Price           Number of Shares
    --------                 -----------------------------               ------------           ----------------
Series A                                  70%                                $8.66                    256,410
Series B                                  80%                                $9.89                    262,985
Series C                                  93%                               $11.51                  1,856,364

         The Warrants: (i) shall have a five year term; (ii) shall contain customary anti-Dilution provisions (but not covering Dilution resulting from the issuance of equity securities to management under the Management Option Plan);
(ii) shall contain additional customary protections found in warrants to the effect that in the event of any combination or subdivision of the outstanding shares (including, but not limited to, in reverse stock splits), the Warrant shares and cash exercise price shall be adjusted proportionately; and (iv) shall not be subject to any future valuation or pricing premised upon the Black-Scholes formula or any other valuation methodology. The actions to effect the Financial Restructuring may include: (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates, articles or other documents pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law, in connection with such transactions. The Financial Restructuring shall include, in substantial part, as provided above, all of the assets, properties, rights, liabilities (except Note Claims), duties, and obligations of Talon vesting in Reorganized Holdings and Talon and Reorganized Talon being fully and forever released, acquitted and discharged from any and all Claims (including, without limitation, Note Claims) and any and all other liabilities, of any kind or nature, with respect thereto. Subsequent to the Financial Restructuring, Reorganized Holdings shall be deemed to have assumed, and shall perform, those obligations of Talon which have been assigned to Reorganized Holdings pursuant to and in furtherance of the Plan to pay or otherwise satisfy the Allowed Claims against Talon.

         5.2      CONTINUED CORPORATE EXISTENCE

         Subject to the Financial Restructuring, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with applicable state law and pursuant to their respective articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such articles of incorporation and/or by-laws may be amended by or in furtherance of this Plan. Under the Canadian Plan, there will be no change to the corporate existence, articles or by-laws of Reorganized Products merely as a result of the adoption of the Plan or the Canadian Plan.

         5.3      CANCELLATION OF OLD COMMON SHARES AND AGREEMENTS

         On the Distribution Date, except as otherwise provided for herein, (a) the Old Common

Shares and any other notes, bonds, indentures, or other instruments or documents evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan, shall be deemed canceled, extinguished, released, and discharged and (b) the obligations of Holdings under any agreements, indentures or certificates of designation governing the Old Common Shares and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligation of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan, as the case may be, shall be deemed canceled, extinguished, released, and discharged.

         5.4      ARTICLES OF INCORPORATION AND BY-LAWS

         The articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a) (6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. Under the Canadian Plan, there will be no change to the corporate existence, articles or by-laws of Reorganized Products merely as a result of the adoption of the Plan or the Canadian Plan.

         5.5      ISSUANCE OF NEW COMMON SHARES

         On the Distribution Date, Reorganized Holdings shall issue for distribution in accordance with the terms of the Plan the New Common Shares to the holders of Allowed Claims in Class 5 and to the holders of Allowed Interests in Holdings (together with the Warrants) as provided in Class 6, and additional New Common Shares may be thereafter issued pursuant to the Management Options and/or the Warrants. The issuance of the New Common Shares and the distribution thereof as provided in this Plan shall be exempt from registration under the

Securities Act and other applicable securities laws pursuant to Section 1145(a) of the Bankruptcy Code. Also on the Distribution Date, Reorganized Holdings will enter into a Registration Rights Agreement with the parties to the Lockup Agreement which shall provide for (i) the filing of a shelf registration statement by Reorganized Holdings, and (ii) certain other standard demand and piggyback registration and transferability rights. Additionally, the Prepetition and Postpetition Claims of the Indenture Trustee shall be paid in full.

         5.6      COMPENSATION AND BENEFIT PROGRAMS

                  Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to Sections 1114 and 1129(a) (13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section
6.1 of this Plan, and all employee compensation and benefit Claims shall be Unimpaired under this Plan.

         5.7      EXIT FACILITY

         On or effective as of the Effective Date, Reorganized Holdings, as borrower, shall enter into the Exit Facility, in order to (a) repay amounts outstanding on the Effective Date under the DIP Facility, (b) make other payments required to be made under the Plan pursuant to its Confirmation and the occurrence of the Effective Date, including, but not limited to, any amounts required to be paid to fully pay and satisfy any remaining outstanding balance of the Allowed Secured Lenders Claim, and (c) provide such additional borrowing capacity as is required by Reorganized Holdings following the Effective Date to maintain its operations.

         5.8      DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

                  The initial board of directors of Reorganized Holdings shall consist of five (5) directors. The Noteholder Committee shall be entitled to nominate three (3) directors. Old

Talon Equity shall be entitled to nominate one (1) director (three-year term). The foregoing members of the board of Reorganized Holdings shall be identified five (5) days prior to the Confirmation Hearing. The fifth member of the board of Reorganized Holdings shall be the chief executive officer of Reorganized Holdings. Reorganized Holdings, as the sole shareholder of Reorganized Products, shall appoint to the board of Reorganized Products the same persons who comprise the board of Reorganized Holdings. The appointments of the respective initial boards of directors of Reorganized Holdings and Reorganized Products shall be effective on the Effective Date.

         5.9      REVESTING OF ASSETS; RELEASES OF LIENS

         The property of each Debtor's Estate that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restriction of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order or in connection with the Exit Facility. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

         5.10     PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in this Plan or the Confirmation Order, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Holdings shall retain (or be deemed to have received in assignment from Talon, as the case may be) and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Reorganized Holdings may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of Reorganized Holdings.

         5.11     EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chairman of the board of directors, chief executive officer, president, any vice president, chief financial officer, or any other duly authorized and appropriate officer of each of the respective Debtors or Products, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indenture, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Canadian Plan. The secretary or assistant secretary of the applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         5.12     EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         5.13     RELEASES AND RELATED MATTERS

                  (a)      Releases by Debtors

                  On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge any and all claims and causes of action existing as of the Effective Date, and all claims and causes of action arising under Chapter 5 of the Bankruptcy Code and created by the filing of the Chapter 11 Cases (and pertaining to claims and causes of action existing as of the Petition Date), as against (i) the Lenders and their respective agents, attorneys, employees, officers, directors, successors and assigns, and (ii) current and former officers and directors of the Debtors; provided, however, that such release, waiver and discharge, as to current and former officers and directors of the Debtors, shall only apply to claims based upon acts and omissions in their capacity as officers and directors of either or both of the Debtors and further provided that such waiver, release and discharge shall not be applicable to (i) avoidance actions listed in Bankruptcy Code Section 550(a), (ii) money borrowed by such officers and directors, (iii) employment contracts, (iv) consulting contracts, (v) the receipt of transfers from either of Talon, Holdings or Products, directly or indirectly, in connection with acquisitions of subsidiaries, business enterprises or other material assets, and (vi) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

                  (b)      Injunction Related to Releases

         As further provided in Article XII of this Plan, the Confirmation Order shall enjoin, effective on the Effective Date of the Plan, the prosecution, whether directly, derivatively or otherwise, of any Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

                                   ARTICLE VI
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1      ASSUMED CONTRACTS AND LEASES

                  (a) Except as otherwise provided in the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party (and, in the case of Talon, any such assumed executory contracts or unexpired leases shall be deemed assigned to Reorganized Holdings, Talon and Reorganized Talon shall be deemed fully and forever released, acquitted and discharged from any liability therefor and Reorganized Holdings shall be solely liable for any prospective obligations thereunder), unless such contract or lease (i) was previously assumed or rejected by such Debtor, or is the subject of a motion as to the same which is pending before the Bankruptcy Court as of the Confirmation Date and remains pending as of the Effective Date,
(ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 6.3 attached hereto as being an executory contract or unexpired lease to be rejected; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Schedule 6.3 to delete an unexpired lease or executory contract therefrom. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions and assignments described above, as of the Effective Date.

                  (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by an agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, or franchises, and any other interest in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

         6.2 PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of Reorganized Holdings by Cure. If there is a dispute regarding (a) the nature or amount of any Cure,
(b) the ability of Reorganized Holdings or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of the Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

         6.3      REJECTED CONTRACTS AND LEASES

         On the Effective Date, each executory contract and unexpired lease listed on Schedule 6.3 to this Plan shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule 6.3 shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend
Schedule 6.3 to delete an unexpired lease or executory contract therefrom. Listing a contract or lease on Schedule 6.3 shall not constitute an admission by Talon or Holdings nor Reorganized Talon or Reorganized Holdings that such contract or lease is an executory contract or unexpired lease or that Talon or Holdings or Reorganized Talon or Reorganized Holdings has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         6.4      REJECTION DAMAGES BAR DATE

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of either of them unless a proof of claim is filed with the Clerk of the Bankruptcy Court and served upon counsel to the Debtors, counsel to the Creditors' Committee, and counsel to the Lenders, within thirty
(30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                   ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS


         7.1      DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made on the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to
Section 8.4 of this Plan.

         7.2      INTEREST ON CLAIMS

         Unless otherwise specifically provided for in this Plan or the Confirmation Order, or a Final Order of the Court, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in Classes 4 or 5 with respect to the period from the Petition Date to the date of final distribution, if any, is made thereon.

         7.3      DISTRIBUTION BY DISBURSING AGENT

                  (a) The Disbursing Agent shall make or otherwise arrange and be responsible for the making of all distributions required under this Plan.

                  (b) If the Disbursing Agent is an independent third party designated by Reorganized Holdings to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized Holdings on terms acceptable to Reorganized Holdings. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

         7.4      RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF NOTES

         At the close of business on the Distribution Record Date, the transfer records for the Notes shall be closed, and there shall be no further changes in the record holders of the Notes. None of Reorganized Talon, Reorganized Holdings, Reorganized Products, or the Disbursing

Agent, shall have any obligation to recognize any transfer of such Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         7.5      MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         7.6      CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON SHARES

         No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized Holdings or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole New Common Shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows:
(a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of New Common Shares to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this Section 7.6. No consideration shall be provided in lieu of fractional shares that are rounded down.

         7.7      DELIVERY OF DISTRIBUTIONS

                  (a) Insofar as the Debtors, Reorganized Talon, Reorganized Holdings, Reorganized Products and the Disbursing Agent are concerned, the only Persons entitled to distributions of New Common Shares under this Plan on account of the ownership or holding of Notes, Note Claims or guaranties of Notes are the record holders of the Notes on the

Distribution Record Date as determined from the register of the Notes maintained by the Registrar as defined in, and pursuant to, Section 2.03 of the Indenture. The beneficial and equitable owners of Notes (if other than the record holders thereof) must look solely to the record holders of their Notes for distributions of New Common Shares distributable in respect of their ownership interests.

                  (b) Reorganized Holdings shall satisfy the obligation to distribute New Common Shares to the record holders of the Notes by causing the Disbursing Agent to deliver New Common Shares to such holders on the Distribution Date. Such shares will be registered, upon delivery, to the record holders of the Notes, in the names of such holders and to their addresses of record, or in such other name(s) and to such other address(es) and in such amounts as the record holder of any particular Notes shall have specified in writing to Reorganized Holdings not later than one week before delivery. Until so delivered, such shares will not be deemed to be issued or outstanding for any purpose.

                  (c) Nothing in this Section 7.7 shall be construed to conflict with the voting rights recognized and regulated by Section 4.4 of this Plan.

         7.8      SURRENDER OF SECURITIES AND INSTRUMENTS

                  (a) Notes and Old Common Shares Except as provided in Section 7.8(b) of this Plan for lost, stolen, mutilated or destroyed Notes or Old Common Shares, each holder of an Allowed Claim evidenced by Notes or Old Common Shares shall tender such Notes or Old Common Shares, as the case may be, to Reorganized Holdings. All surrendered Notes and Old Common Shares shall be marked as canceled by Reorganized Holdings.

                  (b) Lost, Mutilated Or Destroyed Notes or Old Common Shares In addition to any requirements under the applicable articles of incorporation or bylaws of the applicable Debtor, any holder of a Claim evidenced by a Note or Old Common Shares that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Note, or

Old Common Shares, deliver to Reorganized Holdings evidence satisfactory to Reorganized Holdings of the loss, theft, mutilation or destruction. Upon compliance with this Section 7.8(b) by a holder of a Claim evidenced by a Note or Old Common Shares, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Note or Old Common Shares, as applicable.

                  (c) Failure to Surrender Canceled Notes or Old Common Shares

                  Any holder of a Note or Old Common Shares that fails to surrender or be deemed to have surrendered such Note or Old Common Shares by the Effective Date shall have its claim for a distribution discharged and shall be forever barred from asserting any such claim against either Reorganized Debtor or their respective property.

         7.9      WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 7.7 of this Plan.

         7.10     SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim except the Secured Lenders Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claims; provided, however, that neither failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims that the Debtors or Reorganized Debtors may have against such holder unless the order allowing such Claim otherwise so provides.

                                  ARTICLE VIII
                       PROCEDURES FOR RESOLVING DISPUTED,
           CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

         8.1      PROSECUTION OF OBJECTIONS

         After the Confirmation Date, only Reorganized Holdings shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, Reorganized Holdings may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         8.2      NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provisions of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim until the same has been settled or withdrawn or has been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

         8.3      DISPUTED CLAIM DISTRIBUTION RESERVE

         Prior to making any distributions, Reorganized Holdings shall establish appropriate reserves for Disputed Claims, by, as applicable (i) reserving the appropriate amount of New Common Shares to which the holders of Disputed Claims would be entitled, if such Disputed

Claims became Allowed Claims entitled to receive New Common Shares under the Plan in their Disputed Claim Amount; or (ii) withholding from any cash distributions an amount in cash equal to 100% of distributions to which holders of Disputed Claims would be entitled under the Plan as of such date, if such Disputed Claims were Allowed Claims entitled to a cash distribution under the Plan in their Disputed Claim Amount.

         8.4      DISTRIBUTIONS AFTER ALLOWANCE OF DISPUTED CLAIMS

         Reorganized Holdings shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan. After the date that any Disputed Claim becomes an Allowed Claim, Reorganized Holdings shall make distribution thereon or otherwise treat such Claim as provided in the Plan and as if such Disputed Claim had been an Allowed Claim as of the Effective Date.

                                   ARTICLE IX
                            WILLIAM JOHN CLAIM TRUST

         On the Distribution Date, the William John Claim shall be conveyed by Reorganized Talon to a litigation trust (subject to the first and senior liens and security interests of the Lenders in the William John Claim and the proceeds thereof), pursuant to an agreement which shall be acceptable to the new board of directors of Reorganized Holdings and the Lenders, and which litigation trust shall provide generally for any and all proceeds of the William John Claim, net of reasonable professional fees and expenses incurred in pursuing the William John Claim, net of any reasonable administrative expenses of the litigation trust, and after first satisfying in cash and in full the liens and security interests of the Lenders, to be shared on a Pro Rata basis by the holders of New Common Shares.

                                    ARTICLE X
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

         10.1     CONDITIONS TO CONFIRMATION

         The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order granting final approval to the Disclosure Statement and finding that it contains adequate information pursuant to Section 1125 of the Bankruptcy Code; and (b) the proposed Confirmation Order shall be in form and substance mutually acceptable to the Debtors, the Noteholder Committee, the Creditors' Committee, the Lenders and the DIP Agent.

         10.2     CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Section 10.3 of this Plan:

         (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors, the Noteholder Committee, the Creditors' Committee, the Lenders and the DIP Agent and shall:

                  (i) provide that the Debtors and Reorganized Debtors are authorized and directed to take any and all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, the issuance of the New Securities, the entry into the Exit Facility, and any and all other agreements or documents contemplated in connection with the Plan or the Financial Restructuring;

                  (ii) authorize the issuance of the New Securities; and

                  (iii) provide that the New Common Shares issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, except to the extent that holders of the New Common Shares are "underwriters", as that term is defined in Section 1145 of the Bankruptcy Code.

         (b) Reorganized Holdings shall have closed on the Exit Facility, which shall be effective as of the Effective Date;

         (c) The Canadian Plan shall have been approved and become effective in the CCAA Case; and

         (d) The DIP Facility Claim and the Secured Lenders Claims shall have been paid in cash and in full.

         10.3     WAIVER OF CONDITIONS

         Each of the conditions set forth in Section 10.2 of this Plan may be waived in whole or in part by the Debtors with the written consent of the Noteholder Committee, the Creditors' Committee, the Lenders and the DIP Agent, without any other notice to parties in interest or the Bankruptcy Court and without a hearing.

                                   ARTICLE XI
                            RETENTION OF JURISDICTION


         11.1     RETENTION OF JURISDICTION.

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections of the allowance or priority of Claims or Interests;

                  (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  (c) Hear and determine all matters with respect to the assumption and rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

                  (d) Effectuate performance of and payments under the provisions of the Plan;

                  (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

                  (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and any and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, or the Confirmation Order;

                  (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                  (h) Consider any modifications of the Plan, cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation the Confirmation Order;

                  (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

                  (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

                  (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

                  (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located.

                  (n) Hear and determine matters concerning state, local, and federal taxes, including the amount of any tax or penalty related thereto, in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

                  (o) Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

                  (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not consistent with, provisions of the Bankruptcy Code; and

                  (q) Enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1     PROFESSIONAL FEE CLAIMS

         All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 20 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         12.2     ADMINISTRATIVE CLAIMS BAR DATE

         All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 12.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later then forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event of an objection to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business and the Debtors may pay any such Administrative Claim according to its terms unless and until an objection is filed.

         12.3 PAYMENT OF STATUTORY FEES

         All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court, shall be paid on or before the Effective Date.

         12.4     MODIFICATIONS AND AMENDMENTS

         The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, but only with the consent of the Noteholders Committee, the Official Committee and the Lenders. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         12.5     SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of either Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alternation or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         12.6     SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor or assign of such entity.

         12.7     COMPROMISES AND SETTLEMENTS

         Pursuant to Bankruptcy Rule 9019 (a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to Reorganized Holdings pursuant to Sections 5.9 and 5.10 of this Plan.

         12.8     DISCHARGE OF CLAIMS

                  (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under
Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan and (ii) terminate all Interests.

                  (b) As of the Effective Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against, and shall be deemed to have released, waived and discharged claims against, the Debtors, Reorganized Debtors, their current and former directors, officers, employees and professionals, their successors or their property any other or further claims, debts, rights, causes of action, liabilities or equity interest relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date; provided, however, that such release, waiver and discharge, as to current and former officers, directors, employees, professionals, or their successors or assigns, of the Debtors, shall be expressly limited to claims and causes of action based upon acts or omissions of such persons or entities in their capacity as officers, directors, employees or professionals of either or both of the Debtors and further provided that such preclusion from filing claims and/or causes of action, waiver, release and discharge shall in no event be applicable to (i) avoidance actions listed in Bankruptcy Code Section 550(a), (ii) money borrowed or obligations incurred by such officers, directors, employees or professionals of either or both Debtors, (iii) employment contracts, (iv) consulting contracts, (v) the receipt of transfers from either of Talon, Holdings, or Products directly or indirectly, in connection with acquisitions of subsidiaries, business enterprises or other material assets, and (vi) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

         12.9     INJUNCTION

                  (a) Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors, Reorganized Products, their current and former directors, officers, employees and professionals, their successors or their property on account of any such discharged Claims, debts or liabilities or terminated interest or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (v) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that such injunction, as to current and former officers, directors, employees, professionals, or their successors or assigns, of the Debtors, shall be expressly limited to claims and causes of action based upon acts or omissions of such persons or entities in their capacity as officers, directors, employees or professionals of either or both of the

Debtors and further provided that such injunction shall in no event be applicable to (i) avoidance actions listed in Bankruptcy Code Section 550(a),
(ii) money borrowed or obligations incurred by such officers, directors, employees or professionals of either or both Debtors, (iii) employment contracts, (iv) consulting contracts, (v) the receipt of transfers from either of Talon, Holdings, or Products directly or indirectly, in connection with acquisitions of subsidiaries, business enterprises or other material assets, and
(vi) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

                  (b) by accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 12.9.

         12.10    COMMITTEE

         Thirty (30) days after the Effective Date, the rights and duties of the Creditors' Committee shall terminate.

         12.11    EXCULPATION AND LIMITATION OF LIABILITY

                  (a) None of the Debtors, Products, DIP Agent, the Lenders, the Reorganized Debtors, nor any statutory committee, the Noteholder Committee, the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the CCAA Case, formulating, negotiating or implementing the Plan (or the Canadian Plan), the solicitation of acceptances of the Plan (or the Canadian Plan), the pursuit of confirmation of the Plan (or the Canadian Plan), the confirmation of the Plan (or the Canadian Plan), the consummation of the Plan (or the Canadian Plan), or the administration of the Plan (or the Canadian Plan) or the property to be distributed under the Plan (or the Canadian Plan), except for their willful misconduct, and in all respect shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan (or the Canadian Plan); provided, however, that such release, waiver and discharge, as to current and former officers, directors, employees, professionals, or their successors or assigns, of the Debtors, shall be expressly limited to claims and causes of action based upon acts or omissions of such persons or entities in their capacity as officers, directors, employees or professionals of either or both of the Debtors and further provided that such waiver, release and discharge shall in no event be applicable to (i) avoidance actions listed in Bankruptcy Code Section 550(a),
(ii) money borrowed or obligations incurred by such officers, directors, employees or professionals of either or both Debtors, (iii) employment contracts, (iv) consulting contracts, (v) the receipt of transfers from either of Talon , Holdings or Products directly or indirectly, in connection with acquisitions of subsidiaries, business enterprises or other material assets, and
(vi) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

                  (b) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.9 and 5.10 of this Plan except as otherwise provided in the Plan or the Confirmation Order.

         12.12    BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in these Chapter 11 Cases. The Canadian Plan shall be binding upon and inure to the benefit of Products, all present and former holders of Notes, the Trustee, the unsecured creditors of Reorganized Products, their respective successors and assigns and all other persons having an interest in the CCAA Case.

         12.13    REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

                  The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. Products has reserved the right to revoke or withdraw the Canadian Plan at any time prior to the Confirmation Date and to file a subsequent plan of arrangement. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (w) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interest in, any Debtor or any other Person, (x) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (y) constitute an admission of any sort by any Debtor or any other Person; and (d) the Canadian Plan shall be revoked and withdrawn by Products. If Products revokes or withdraws the Canadian Plan or if the Canadian Plan is not implemented or does not occur, then the Canadian Plan shall be null and void in all respects.

         12.14    PLAN AND DISCLOSURE STATEMENT EXHIBITS

         Any and all Plan and Disclosure Statement Exhibits, or other lists or schedules not filed with the Plan and Disclosure Statement shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section
12.15 of the Plan.

         12.15    NOTICES

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested,(ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                                            Talon Automotive Group, Inc.
                                            350 Talon Centre
                                            Detroit, Michigan 48207
                                            Fax: (313) 396-4300
                                            Telephone: (313) 396-4314
                                            Attention: Mr. Wayne C. Inman

                                            VS Holdings, Inc.
                                            900 Wilshire Drive
                                            Suite 203
                                            Troy, Michigan 48084
                                            Fax: (248) 362-7612
                                            Telephone: (248) 362-7600
                                            Attention: Mr. David J. Woodward

                                            with a copy to:

                                            Carson Fischer, P.L.C.
                                            300 East Maple Road, Third Floor
                                            Birmingham, Michigan 48009
                                            Fax: (248) 644-1832
                                            Telephone: (248) 644-4840
                                            Attention: Joseph M. Fischer, Esq.


                                            Milbank, Tweed, Hadley & McCloy, LLP
                                            601 South Figuerla Street
                                            Los Angeles, CA 90017
                                            Attention: Fred Neufeld, Esq.

         12.16             TERM OF INJUNCTION OR STAYS

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Distribution Date.

                              TALON AUTOMOTIVE GROUP, INC.,
                              a Michigan corporation

                              By: /s/ David J. Woodward
                                  ------------------------------------
                              Its: Vice President
                                  ------------------------------------

                              VS HOLDINGS, INC.,
                              a Michigan corporation

                              By: /s/ David J. Woodward
                                  ------------------------------------
Dated: August 15, 2001        Its: Vice President
                                  ------------------------------------

                       SECOND AMENDED DISCLOSURE STATEMENT

I.       INTRODUCTION

         The purpose of this Disclosure Statement is to provide adequate information, within the meaning of Bankruptcy Code ss.1125(a), of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors, to the Creditors and Equity Security Holders of the Debtors, so that such Creditors and Equity Security Holders may make an informed judgment about the Debtors' Plan. NO PERSON IS AUTHORIZED IN CONNECTION WITH THE PLAN OR SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT, ITS EXHIBITS AND ANY COURT- APPROVED SOLICITATION MATERIALS. IF SUCH REPRESENTATIONS OR INFORMATION ARE GIVEN OR MADE, SUCH REPRESENTATIONS OR INFORMATION SHOULD NOT BE RELIED UPON. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT ALL THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         THIS DISCLOSURE STATEMENT DESCRIBES VARIOUS TRANSACTIONS CONTEMPLATED UNDER THE PLAN BUT IS NOT A SUBSTITUTE FOR THE PLAN. THE TERMS OF THE PLAN SHALL GOVERN IN CASE OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT. A COPY OF THE PLAN ACCOMPANIES THIS DISCLOSURE STATEMENT. THE DEFINITIONS OF THE PLAN ARE INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT. DEFINED TERMS ARE CAPITALIZED.

         YOU ARE URGED TO STUDY THE PLAN IN FULL AND TO CONSULT WITH YOUR LEGAL COUNSEL AND TAX ADVISORS ABOUT THE PLAN AND ITS IMPACT UPON YOUR LEGAL RIGHTS, INCLUDING POSSIBLE TAX CONSEQUENCES. PLEASE READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY BEFORE VOTING ON THE PLAN.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED HEREIN. DELIVERY OF THIS DISCLOSURE STATEMENT IN CONNECTION WITH THE PLAN SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS DISCLOSURE STATEMENT AND THE DATE THAT THE MATERIALS RELIED UPON IN PREPARATION OF THIS DISCLOSURE STATEMENT WERE COMPILED.

         THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE DEBTORS' PLAN, AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR OF LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR INVOLVING ANY LEGAL EFFECT OF THE REORGANIZATION OF THE DEBTORS OR CLAIMANTS HOLDING CLAIMS OR INTEREST HOLDERS HOLDING INTERESTS. CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, BY ITS NATURE, IS IN THE MANNER OF PROJECTIONS, WHICH MAY PROVE TO BE DIFFERENT FROM ACTUAL RESULTS.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHER SOURCES ARE IDENTIFIED. THE MANAGEMENT OF THE DEBTORS AUTHORIZE NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE PLAN OTHER THAN

THOSE IN THIS DISCLOSURE STATEMENT AND ACCOMPANYING DOCUMENTS. YOU SHOULD NOT RELY ON ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT. THE MANAGEMENT OF THE DEBTORS HAS TAKEN GREAT EFFORT TO BE ACCURATE IN THIS DISCLOSURE STATEMENT IN ALL MATERIAL RESPECTS, AND BELIEVES THAT THE CONTENTS OF THIS DISCLOSURE STATEMENT ARE COMPLETE AND ACCURATE. HOWEVER, NEITHER THE DEBTORS' MANAGEMENT, NOR ANY OTHER PARTY THAT CONSENTS HERETO, CAN OR DOES WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY. IN PARTICULAR, THE FEASIBILITY OF THE PLAN IS SUBJECT TO A NUMBER OF ASSUMPTIONS, WHICH EVENTS AND FORCES BEYOND THE DEBTORS' CONTROL MAY ALTER.


                        II. A DESCRIPTION OF THE DEBTORS

         A.       THE DEBTORS' CORPORATE STATUS; CONTINUATION OF BUSINESS.

                  Talon is a corporation incorporated under the laws of the State of Michigan. Holdings is also a corporation incorporated under the laws of the State of Michigan. Talon owns all of the issued and outstanding stock of Holdings. Holdings owns all of the issued and outstanding stock of Products, a Nova Scotia (Canada) Unlimited Liability Company. Products is the subject of a concurrent proceeding under the Companies' Creditors Arrangement Act (the "CCAA") in the Ontario (Canada) Superior Court of Justice.

                  Talon and Holdings will be effecting a corporate restructure, reorganizing and continuing in business, as provided in the Plan. As of the Petition Date, the respective officers and directors of each of Talon and Holdings are as follows:

         DIRECTORS OF EACH OF TALON AND HOLDINGS:

            Randolph J. Agley
            Michael T. Timmis
            Wayne C. Inman
            Michael T.J. Veltri
            David J. Woodward

         OFFICERS OF TALON:

            Randolph J. Agley           Chairman of the Board
            Michael T. Timmis           Vice Chairman of the Board
            Michael T.J. Veltri         President and Chief Executive Officer
            Wayne C. Inman              Secretary
            David J. Woodward           Vice President of Finance,
                                           Chief Financial Officer and Treasurer


         OFFICERS OF HOLDINGS:

            Michael T. J. Veltri        President and Chief Executive Officer
            Wayne C. Inman              Vice President/Secretary
            David J. Woodward           Vice President of Finance/Treasurer
            Richard M. Miettinen        Assistant Secretary

         Further information, with respect to the officers and directors of the Debtors, is provided in Section II. B below.

         B.       THE DEBTORS' PRINCIPALS.

                  a.       Background of Debtor's Principals.

         Randolph J. Agley is a principal shareholder and Chairman of the Board of each of the Debtors. Since 1982, Mr. Agley also has served as Chairman of the Board of Talon L.L.C., a privately-held affiliate of the Debtors in which Mr. Agley is a principal equity holder.

         Michael T. Timmis is a principal shareholder and Vice Chairman of the Board of each of the Debtors. Mr. Timmis has been a partner in the law firm of Timmis & Inman L.L.P. since 1971, which firm serves as general counsel to the Debtors. Since 1982, Mr. Timmis has been Vice Chairman of the Board of Talon L.L.C., a privately-held affiliate of the Debtors in which Mr. Timmis is a principal equity holder.

         Michael T. J. Veltri serves as President, Chief Executive Officer and Director of each the Debtors, and as President of Products. Mr. Veltri joined the Debtors in 1996, when Talon acquired Veltri International, several affiliated stamping companies owned and operated by Mr. Veltri since 1983.

         Wayne C. Inman is a shareholder and serves as Secretary and Director of each of the Debtors. Mr. Inman is also Vice President of Holdings. Since 1994, Mr. Inman has served as President of Talon, L.L.C., a privately-held affiliate of the Debtors in which Mr. Inman is an equity holder. Mr. Inman was formerly a senior partner and of counsel in the law firm of Timmis & Inman L.L.P., which serves as general counsel of the Debtors.

         David J. Woodward serves as a Director of each of the Debtors. He is Vice President of Finance, Chief Financial Officer and Treasurer of Talon. Mr. Woodward is also Vice President of Finance and Treasurer of Holdings and Products. Prior to joining the Debtors, Mr. Woodward held positions at American Cyanamid Corporation, Union Carbide Corporation and KPMG Peat Marwick.

         Richard M. Miettinen serves as Assistant Secretary of Holdings. Mr. Miettinen is a partner in the law firm of Timmis & Inman L.L.P., which firm serves as general counsel to the Debtors.

         b. Annual Salary, Compensation, Draw or Other Remuneration, Including Fringe Benefits of Debtors' Principals.

         For calendar year ending December 31, 2001, the Debtors President and Chief Executive Officer, Michael T. J. Veltri, will receive base compensation of $490,000, retention payments, made or to be made, of $287,500, 2001 bonus plan payment of $174,620 and auto and other compensation of $73,875. For calendar year ending December 31, 2001, the Debtors Vice President and Chief Financial Officer, David J. Woodward, will receive base compensation of $275,000, retention payments, made or to be made, of $137,500, 2001 bonus plan payment of $120,000 and auto and other compensation of $15,000. Other compensation includes the cost to the Debtors of benefits provided, being health, life and disability insurance coverages, as well as certain club memberships. Directors are not compensated.

                  c.      Legal Relationships of Debtors' Principals to Debtors.

                  The Debtors use the law firm of Timmis & Inman L.L.P. as their general counsel. Michael T. Timmis, a shareholder and Vice Chairman of the Board of each of the Debtors, is a partner in such law firm. Richard M. Miettinen, Assistant Secretary of each of the Debtors, is also a partner in such law firm. The Debtors have made and continue to make certain payments of legal fees to Timmis & Inman L.L.P for legal services rendered.

                  Talon leases certain of its manufacturing facilities in Canada from Maria Veltri, wife of Michael T. J. Veltri, the President and CEO, and a Director, of each of the Debtors.

         C. THE DEBTOR'S BUSINESS, INDUSTRY GROUP AND CAUSES FOR THE CHAPTER 11 FILINGS.


                  a. The Debtors' Business. Talon (with its subsidiaries) is a full-service Tier 1 designer and manufacturer of high-quality, stamped metal components and assemblies used by North American automotive original equipment manufacturers ("OEM's"). Certain statements made in this Section II.C may include information which is ordinarily and customarily presented on a consolidated basis on behalf of Talon and its Canadian operating subsidiary, Products. Talon specializes in underbody/chassis and unexposed body structure assemblies that are major structural components of passenger cars, light trucks, and vans. Products include frame rails, inner quarter panels, rear back panels, cross members, cowls, radiator/front-end supports and trailer hitch assemblies.

                  Talon's four largest OEM customers, DaimlerChrysler Corporation ("DaimlerChrysler"), General Motors Corporation ("General Motors"), Ford Motor Company ("Ford") and Honda Motor Co., Ltd. ("Honda") accounted for approximately 44%, 28%, 8% and 6%, respectively, of net sales for the year ended December 31, 2000. Given the concentration of DaimlerChrysler and General Motors business, any downturn in their businesses, or in the North American automotive OEM industry, in general, may have a similar effect on Talon. Talon also sells products to targeted Tier 1 suppliers. Platforms on which Talon had its most significant content in 2000 included:

Customer                Platform
--------                --------

DaimlerChrysler         LH 300M/Concorde/Intrepid/LHS, RS Voyager/Town &
                        Country/Caravan Minivan, NPL Neon and AB Ram Van

General Motors          GMT 800 Full-size Pickup/Tahoe Suburban, GMT 325/330
                        Blazer/Jimmy and M-Van/Astro/Safari

Ford                    UN105 Explorer, UPN207 Explorer Sport and SportTrac and
                        Lincoln Continental

Honda                   LS Accord, VC Civic and BM Odyssey Minivan

         Talon has grown rapidly through a combination of strategic acquisitions and new customer platform awards. Net sales have increased at a compound annual growth rate of 38% from $56.8 million in 1995 to $284.4 million in 2000. At this time, Talon is going through an integration phase and it closed several facilities in 2001.

                  a.       Business Strategy.

                           The North American market for body and chassis
                  stampings is dominated by the OEM captive suppliers and approximately 20 major independent suppliers, including Talon. Talon believes it is one of the leading independent suppliers in its core product segment of underbody/chassis and unexposed body structure assemblies. Talon's strategic objective is to become the customer-preferred supplier in this market segment.

                           Talon believes OEM's are focusing their own internal
                  stamping operations on production of Class A exposed surface panels. As a result, OEM's are increasingly relying on outside suppliers with full-service capabilities for underbody/chassis and unexposed body structure assemblies and modules. Talon believes OEM's are reducing their supply base by concentrating business with suppliers, such as Talon, that can manufacture high value-added assemblies/modules and supply technical expertise in design and engineering.

                           Stamping parts are generally classified into five categories:

                           i. unexposed underbody/chassis assemblies (comprising the lower vehicle structure);

                           ii. unexposed body structure assemblies (beneath the Class A surface panels, and comprising the upper vehicle structure);

                           iii.      Class A exposed surface panels;

                           iv. full truck frames (body-on-frame) and engine cradles; and

                           v. powertrain, mechanical hardware and other components.

         Talon's strategy is to focus on underbody/chassis and unexposed body structure assemblies (the first two categories above). Key elements of this strategy are set forth below:

         b.       Supplying Complex High Value-Added Modules and Systems.

                           Value-added assemblies represented approximately 80%
                  of Talon's 2000 net sales. Talon seeks to gain new business of modules and systems, which typically includes greater content than value-added assemblies. Talon believes its capabilities, combined with current industry trends, have created an opportunity for Talon to supply certain systems comprising multiple assemblies and integrated modules. Examples of these systems are:

System                       Components
------                       ----------
Front-end chassis            Frame rails, bumpers, wheel house inner
                             panels, cross members, and shock towers

Front-end body               Front fenders, cowl/plenum assemblies,
                             body reinforcements

Center floor plan            Center floor pans, floor pan reinforcements,
                             and tunnel reinforcement assemblies

Rear chassis                 Rear frame rails, rear wheel houses, rear
                             floor pans and cross members

Rear body-side               Body side panels, quarter panels, B/C
                             pillars, rear back panels

         c. Enhancing Full-Service Engineering and Program Management Capabilities.

                           Talon seeks to be a leader in its supply of design,
                  engineering, prototyping, program management, product development and assembly capabilities to further strengthen its preferred position with certain key customers. Talon believes these capabilities will enable it to participate in the product development process during the concept and prototype development stages as well as throughout the design and manufacturing stages. As OEMs continue to outsource complex, unexposed stamped assemblies and modules to fewer suppliers, Talon believes Tier 1 suppliers with proven full-service capabilities will be better positioned to secure such business.

         d.       Focusing on Key Customers.

                           As OEMs continue to consolidate their supplier base,
                  Talon believes strong customer relationships are increasingly important. As a result, Talon focuses on a limited number of customers to anticipate and better service those customers' needs. Examples of Talon's close relationships with key customers include:

                  i. Talon has been awarded a rear frame rail chassis module for a future DaimlerChrysler vehicle which will include the frame rails, cross members, and floor plan. Talon believe that its advanced engineering capabilities and prior Program successes contributed to this award.

                  ii. Talon believes it is one of DaimlerChrysler's largest independent suppliers of front frame rail assemblies.

                  iii. Talon received a Best Practices Award for delivery performance and CAD/CAM Recognition Award from DaimlerChrysler.

                  iv. Talon has been selected by Honda of America to provide guest engineering support at Honda's North American research center for a future Honda vehicle platform.

                  v. Talon received a productivity improvement award from Honda of America as a result of implementing cost improvements.

         e.       Quality Commitment.

                           Talon believes its quality performance is a
                  significant competitive advantage. The OEM's largely evaluate supplier quality by the number of defective parts per million supplied ("PPM"). Talon's PPM performance with DaimlerChrysler for the period ended December 2000 was 13 PPM. This was favorable to DaimlerChrysler's benchmark of 50 PPM for world class suppliers. Talon has received certain quality and delivery awards from key OEM customers, including DaimlerChrysler's Gold Pentastar Award in 1998, 1999 and 2000.

         f.       Strategic Opportunities.

                           Talon regularly evaluates strategic opportunities,
                  including, among other
                  things, alliances, joint ventures, mergers, acquisitions, divestitures and recapitalizations. While Talon intends to selectively pursue such opportunities as would allow it to gain access to new customers and new technologies, Talon also intends to continue to review the results and prospects of its existing operations to determine whether any or all of them should be sold or otherwise divested or refinanced to maximize investment return.

         g.       Products.

                           Talon manufactures a broad range of complex products
                  on over 25 different platforms. Approximately 80% of the 2000 net sales were from value-added assemblies and core products were generally classified as follows:

                           -        UNDERBODY/CHASSIS

                           These products form the lower vehicle structure or foundation of the vehicle and include large metal stampings and assemblies such as frame rails, wheelhouse panels, floor pans, suspension braces and cross members.

                           - UNEXPOSED BODY STRUCTURES

                           These products form the basic body structure of the vehicle and comprise large metal stampings and assemblies such as body side panels, cowls, pillars, roof rails, side sills, inner quarter panels, rear back panels and fender reinforcement assemblies.

                           -        OTHER

                           Talon manufactures certain other products, including trailer hitch assemblies, air bag canisters, heat shields, battery trays and other complex stampings and assemblies. Talon also has the capability to produce low volume production runs and prototype or pre-production stamped assemblies. Often this includes production utilizing a hydorforming process that was internally developed. Talon's capabilities also include managing mathematical data from the customer, building soft tooling, stamping parts, laser trimming/piercing, and final assembly/welding of all required components. Talon believes that its prototype stamping operations enhance Talon's ability to provide one-stop engineering solutions to its customers.

         h.       Design and Advanced Engineering.

                           OEM's are increasingly focused on shortening design
                  cycles and reducing costs by involving suppliers earlier in the process of designing a vehicle. Talon has invested substantial resources in developing engineering capabilities to meet these demands, including computer-aided design terminals that support DaimlerChrysler, General Motors, Ford and Honda language formats, structural and fatigue (finite element or "FEA") analysis, computer simulated analysis of the metal forming process, weld process simulation analysis and electronic communication via automotive network exchange ("ANX"). These capabilities enable Talon to provide creative product design and manufacturing services that result in cost and quality improvements. The objective is to achieve a competitive advantage through these product design, engineering and development capabilities.

         i.       Customers and Marketing.

                           Talon primarily serves automotive OEM's in the North
                  American market. The four largest OEM customers are DaimlerChrysler, General Motors, Ford and Honda. It also sells products to targeted Tier 1 suppliers that in turn supply OEMs in the North American market.

                  -        DAIMLERCHRYSLER

                           Talon first developed expertise in frame rail assemblies on the 1993 LH

                           Concord/Intrepid/LHS and AB Ram Van vehicles. The success with these programs led to increased content on the 1998 LH for which Talon's sales increased over 50% per vehicle. In addition, business was awarded on the 2000 NPL Neon, 2001 RS Voyager/Town & Country/Caravan minivan, 2002 KJ Jeep Liberty, and 2003 model Chrysler, Citadel CS hybrid wagon. Talon believes it is one of DaimlerChrysler's largest key independent suppliers of front and rear frame rail assemblies for passenger cars, vans and sport utility vehicles.

                  -        GENERAL MOTORS

                           In 1999, new business was launched on the GMT 800 Series Tahoe/Suburban and the 2000 model GMX 220/310 LeSabre/Bonneville. New products on the Tahoe/Suburban include a trailer hitch assembly, suspension tie bar and floor pan reinforcement assembly. New products for the LeSabre/Bonneville include a heat shield dash panel reinforcement and frame rails reinforcement. In 2000, volume on the GMT 800 pickup and GMT 820/830 Tahoe Suburban trailer hitch assemblies increased to reflect both higher industry and higher option rate usage for trailer hitches. Using the automated robotic welding system that was successfully launched in 1999, Talon was able to quickly respond to General Motors' request for this increased production.

                  -        FORD

                           Ford has been insourcing its stamping needs and may further reduce the number of its outside suppliers. Accordingly, Ford's future stamping strategy remains uncertain and Talon continues to support Ford as a full- service stamping supplier for certain current and carryover parts.

                  -        HONDA

                           Talon believes it is one of Honda's leading independent stamping suppliers. It currently supplies 24 parts on the LS Accord, 13 parts on the BM Odyssey minivan and 9 parts on the VC Civic. It expects business with Honda to increase as Honda increases its export volumes and expands capacity in North America. As an example of growth with Honda, business was launched in 2000 on the Acura MDX, and Talon has been sourced business on the Honda HP SUV, planned to be launched in 2002.

         j.       Backlog.

                           In general, Talon does not manufacture products
                  against a backlog of orders. Production and inventory levels are geared primarily to projections of future demand and the level of incoming orders.

         k.       Raw Materials.

                           Talon's principal raw material is steel, representing
                  approximately 87% of raw material cost for 2000. The remaining 13% of raw material represents various purchased parts such as tubular products, sealers, corrosion resistant coating, aluminum and various fasteners.

                           Talon participates in steel purchase programs through
                  DaimlerChrysler, Ford, General Motors and Honda, wherein steel is purchased by the OEM from the steel mill and sold to Talon at a price fixed by the OEM. These purchase programs substantially neutralize Talon's exposure to steel price increases or decreases since price changes are absorbed by the OEM prior to Talon purchasing the steel.

         l.       Competition.

                           Talon's competitors include both captive OEM
                  suppliers and external, non-captive suppliers. Talon competes with a limited number of competitors that have the physical assets and technical resources to produce large bed stampings, complex parts and sub-assemblies. The number of competitors has decreased in recent years and is expected to further decrease as the OEM supplier industry continues to consolidate. Talon's competitors include Cosma Body and Chassis Systems (a group within Magna International Inc.); Tower Automotive, Inc.; Budd Company (a group within ThyssenKrupp AG); A.G. Simpson Automotive, Inc.; Oxford Automotive, Inc.; L&W Engineering; Trianon Industries Corp.; The Narmco Group; and divisions of OEMs with internal stamping and assembly operations. Competitive factors for products include quality, cost, delivery, technical expertise, engineering capability and customer service.

         m.       Employees.

                           As of December 31, 2001, Talon and Products had 1,912
                  employees, including 398 salaried and 1,514 hourly employees.

         n.       Unionized Workforce.

                           Substantially all of Talon's (and Products) hourly
                  employees are covered by collective bargaining agreements ("CBA") with either the United Automobile, Aerospace and Agricultural Workers of America Union ("UAW"), the International Union of Automobile, Aerospace and Agricultural Implement Workers Union of Canada ("CAW") or the United Steel Workers of America Union ("USWA"). At the present time Talon believes that its relationship with these unions and employees are good; however, there can be no assurance that this will continue to be the case. Strikes or work stoppages could lead to an adverse impact on Talon's relationship with customers which could in turn have a material adverse effect on Talon's financial condition or result of operations. Talon's CBAs with the above unions expire at various dates to September 2002.

                  There can be no assurance that Talon will be able to negotiate CBAs acceptable to it in the future.

         o.       Properties.

                           Talon has conducted operations in 15 facilities in 12
                  locations, as summarized below:

------------------------------------------------------------------------------------------------------
LOCATION                 DESCRIPTION                           SQUARE                     OWNED/LEASED
                                                               FOOTAGE
------------------------------------------------------------------------------------------------------
Celina,                  Manufacturing                         96,000                     Leased
Tennessee
------------------------------------------------------------------------------------------------------
Harrison                 Manufacturing/Prototyping             86,000                     Leased
Township, MI
------------------------------------------------------------------------------------------------------
New Baltimore,           Manufacturing/Office                  105,000                    Leased*
MI
------------------------------------------------------------------------------------------------------
New Baltimore,           Manufacturing/Warehouse               100,000                    Leased*
MI
------------------------------------------------------------------------------------------------------
Rochester Hills,         Sales and Engineering                 9,480                      Leased*
MI
------------------------------------------------------------------------------------------------------
Oxford, MI               Manufacturing                         62,000                     Leased*
------------------------------------------------------------------------------------------------------
Troy, MI                 Corporate Headquarters,               18,000                     Leased
                         Design and Engineering
------------------------------------------------------------------------------------------------------
Windsor,                 Manufacturing/Robotics                254,000                    Leased
Ontario, Canada
------------------------------------------------------------------------------------------------------
Windsor,                 Tooling                               20,000                     Leased
Ontario, Canada
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Windsor,                 Manufacturing/Robotics                105,000                    Owned
Ontario, Canada
------------------------------------------------------------------------------------------------------
Royal Oak, MI            Manufacturing/Office                  250,000                    Owned
------------------------------------------------------------------------------------------------------
Glencoe,                 Manufacturing/Robotics                51,000                     Owned
Ontario, Canada
------------------------------------------------------------------------------------------------------

*Talon intends to or may reject these indicated leases.

The utilization and capacity of facilities fluctuates based upon the mix of components and the vehicle models for which they are produced. Leases on facilities have expiration dates ranging from 2001 through 2007. Certain Windsor, Ontario, Canada facilities are leased from affiliated parties.

         p.       Foreign Operations.

                           Talon's Canadian operations are subject to risks
                  inherent in international business activities, including, in particular, foreign currency exchange rate fluctuations, compliance with a variety of foreign laws and regulations, unexpected changes in regulatory requirement, overlap of different tax structures, and general economic conditions.

         q.       Environmental Risks.

                           Talon's operations and properties are subject to
                  federal, state, local and foreign laws, regulations and ordinances relating to the use, storage, handling, generation, treatment, emission, release, discharge, and disposal of certain materials, substances and wastes. In many jurisdictions these laws are complex and change frequently. Such laws, including but not limited to the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA") may impose joint and several liability and apply to remediation of contamination at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The nature of Talon's operations expose it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters, and there can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

                           Based upon Talon's experience to date, Talon believes
                  that the future cost of compliance with existing environmental laws, regulations and ordinances will not have a material adverse effect on Talon's business, financial condition, results of operations or liquidity. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures that may materially adversely affect Talon, its business, financial condition or results of operations.

         b.       THE DEBTORS' INDUSTRY GROUP.

                  a.       Cyclicality; OEM Suppliers.

                           The automobile industry is highly cyclical, dependent
                  on consumer spending and subject to the impact of domestic and international economic conditions. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. The automotive industry for which Talon supplies components may experience downturns in the future. An economic recession generally will impact substantially leveraged companies such as Talon more than similarly situated companies with less leverage. A decline in automotive sales or production could materially affect Talon's business, financial condition or results of operations.

                  b.       Seasonality.

                           The automotive component supply industry in which
                  Talon operates is highly fragmented and highly competitive. Talon's ability to compete is dependent upon successful implementation of its current and future business strategies and ability to successfully adopt new strategies in response to changes in the marketplace. Talon's competitors include companies that are larger and have substantially greater resources than Talon as well as divisions of OEMs with internal stamping and assembly operations. There can be no assurance that Talon's business will not be adversely affected by increased competition in the market in which it operates or that Talon's products will be able to compete successfully with those of its competitors.

                  c.       Competition.

                           The automotive industry is characterized by a small
                  number of OEMs that are able to exert considerable pressure on a larger number of smaller component suppliers to reduce costs and improve quality. In the past, and continuing into the present, OEMs have generally demanded and received price reduction and measurable increases in quality by implementing competitive selection processes, rating programs and various other arrangements. Also, through increased partnering on platform work, OEMs have generally required component suppliers to provide more design and engineering input at earlier stages of the product development process, the cost of which, in some cases, has been absorbed by the suppliers. There can be no assurance that Talon will be able to improve or maintain its profit margins on sales to OEMs or that future price reductions, increased quality standards or additional design and engineering capabilities required by OEMs will not have a material adverse effect on the business, financial condition or results of operations of Talon.

                  Like other Tier 1 suppliers, Talon principally competes for new business both at the beginning of the development of new models and upon the redesign of existing models by its major customers. New model development generally begins two to four years prior to the marketing of such models to the public. Although Talon has been successful in obtaining significant new business on new models, there can be no assurance that Talon will continue to be able to obtain such new business. Furthermore, although the general trend of the OEMs is to outsource component manufacturing, OEMs have, from time to time, brought their stamping work back in-house. There can be no assurance of the character and magnitude of the OEMs' stamping work which will be outsourced in the future.

         c.       CAUSES FOR THE CHAPTER 11 FILINGS.

                  Due to liquidity concerns resulting from the performance of the PSI division of Talon, sales declines with a major customer and capital investment for new program launches, Talon elected not to make the November 1, 2000 interest payment on its $120 million 9.625% Senior Subordinated Notes due May 1, 2008 (See Section IV. E below). The Notes were declared in default on December 1, 2000 following the expiration of a 30-day grace period. On November 30, 2000, Talon's Secured Lenders formally exercised their right to block the interest payment for a period of six months. Thereafter, Talon actively negotiated with an informal committee representing the majority of the Noteholders (as defined in the Plan, the "Noteholder Committee"), regarding an exchange of existing outstanding Notes for a substantial majority (97%) of the equity of what is to be Reorganized Holdings. These negotiations resulted in the execution of the Lockup Agreement, a copy of which is attached to this Disclosure Statement as Exhibit A. The Lockup Agreement provides for the voluntary filing of the Debtors' instant Chapter 11 cases, as well as the contemporaneous commencement of the CCAA Case of Products in Canada. The Term Sheet, which is Schedule 1 to the

Lockup Agreement, summarizes the proposed restructuring of the Debtors, which is to be effected pursuant to the Debtors' Plan, and the elimination of the Guaranty of Products, and as to which the Noteholder Committee has consented.

                    III. POST-PETITION EVENTS OF SIGNIFICANCE

         A. POST-PETITION TRANSFERS OUTSIDE THE ORDINARY COURSE OF BUSINESS; CONTEMPLATED FINANCIAL RESTRUCTURING

                  The Debtors have not made any post-petition transfers outside the ordinary course of business. The Debtors intend, on the Petition Date, to seek an order of the Bankruptcy Court authorizing the Debtors to pay pre-petition obligations owed to critical trade vendors in the ordinary course of business. The Debtors contemplate that, pursuant to their proposed Plan, they shall effect the Financial Restructuring contemplated by the Plan, and consistent with the pre-petition Term Sheet to the Lockup Agreement, which Lockup Agreement was executed by and between the Debtors, their Canadian subsidiary, Products, and those Noteholders who executed the Lockup Agreement.

                  To accomplish the Financial Restructuring, Talon shall contribute all of its assets, subject to its liabilities (except the liabilities arising under the Notes), to Holdings; the Noteholders shall receive in exchange for their Notes ninety-seven percent (97%) of the New Common Shares of Reorganized Holdings (minus any shares distributed under the Plan on account of other unsecured Claims); the Notes, and the guaranties of the Notes, and all rights and obligations thereunder, shall be extinguished; Reorganized Talon shall receive three percent (3%) of the New Common Shares of Reorganized Holdings; and Reorganized Holdings shall continue to own one hundred percent (100%) of the equity in Reorganized Products.

         B.       POST-PETITION FINANCING.

                  The Lenders have agreed to provide the DIP Facility pursuant to a post-petition financing order and related documents approved by the Bankruptcy Court. The Final Order Authorizing Debtor to Obtain Secured and Superpriority Credit and Grant Adequate

Protection, dated July 30, 2001, authorizing and approving the DIP Facility and related documents is attached hereto as Exhibit B.

                  At this time, the Debtors do not have a commitment for the Exit Facility. The Debtors have, however, begun discussions with the DIP Agent and the Lenders, and other possible Lenders and Persons, about providing the Exit Facility described in the Plan. Although there is no commitment to provide an Exit Facility from anyone at this time, a condition of confirmation under
Section 10.1 of the Plan is the closing of the Exit Facility. In the event the Exit Facility is provided by the Lenders, the maturity date of the Exit Facility may be as early as July, 2002.

         C.       LITIGATION.

                  As of the Petition Date, Talon was involved in the following litigation:

                  a. Liberty Bidco ("Bidco") v Talon Automotive Group d/b/a Production Stamping, Inc.


                  Bidco allegedly received an assignment by Enamelcote of over $350,000 in receivables allegedly owed by Talon four months after Enamelcote filed suit against Talon. Enamelcote subsequently went out of business. Bidco then filed suit against Talon in Wayne County Circuit Court, and Talon received Summary Disposition of that suit and for sanctions against the opposing party, which have been paid. Bidco has appealed the Summary Disposition. Briefs have been field and the parties await the decision of the Michigan Court of Appeals.

                  b.       Townsend v Talon Automotive Group, Inc.

                  Plaintiff, a former hourly production employee at Talon's Production Stamping division in New Baltimore, has filed suit in Oakland County Circuit Court alleging sexual harassment and discrimination with alleged damages in excess of $25,000. Discovery has begun, but Talon does not believe the suit has merit and will defend the same aggressively.

                  c.       Macauley v Talon Automotive Group, Inc.

                  Plaintiff, a former quality control employee at Talon's Oxford plant, has filed suit in Oakland County Circuit Court alleging sexual harassment and discrimination with alleged damages in excess of $25,000. Discovery has begun, but Talon does not believe the suit has merit and will defend the same aggressively.

                  d.       The William John Claim

         The William John Claim is as defined in the Plan. Talon intends to aggressively pursue such action.

         Talon contemplates that the other parties to the above actions may seek relief from the automatic stay to continue such actions outside the Bankruptcy Court during the Chapter 11 Cases.

         Talon and Holdings do not contemplate the commencement of any further litigation during the Chapter 11 Cases. Resolution of Disputed Claims will continue.

         Talon received notice of certain "claims" against it prior to the Petition Date, which had not resulted in litigation prior to the Petition Date, as follows:

         Environmental Claim. Royal Oak Community Credit Union asserted a possible environmental claim against the Hawthorne Metal Products Division of Talon in November, 1998 alleging migration of hydrocarbon-like contamination from or near the property line shared by the Royal Oak Community Credit Union and Hawthorne Metal Products Company. No Claim has been filed and Talon does not believe that any such claim has any merit.

         Lemelson Foundation Partnership. In 1998 and 1999, Talon received various notices of patent infringement from attorneys for Lemelson Foundation Partnership relating to various manufacturing applications. Talon is reviewing these assertions to determine whether any of Talon's processes and applications are affected thereby.

                           IV. ASSETS AND LIABILITIES

         A.       LIQUIDATION ANALYSIS.

                  See Liquidation Analysis attached hereto as Exhibit C.

         B.       RISKS, CONDITIONS AND ASSUMPTIONS REGARDING THE STATED VALUES.

                  See notes to Liquidation Analysis attached hereto as Exhibit
                  C.

         C.       POTENTIAL CLAIMS AND CAUSES OF ACTION.

         In connection with the acquisition by Talon of certain of its businesses, Talon has some continuing rights of indemnity for certain limited periods of time with respect to breaches of certain representations, warranties and indemnity matters which may be discovered by Talon and for which claims are made by Talon within the applicable indemnity periods. Such potential rights of indemnity are currently available under the following purchase agreements:

                  1. Asset Purchase Agreement, dated September 30, 1996, among Talon, Theodore H. Dezenski, Roger H. Ducoffre and a corporation f/k/a J&R Manufacturing, Inc.

                  2. Stock Purchase Agreement, dated October 17, 1997, as amended, among Talon, William H. John as trustee u/t/a 10/10/95, Story S. John, as trustee u/t/a 12/8/95 and Melvyn S. Goldstein, as trustee u/t/a 12/29/94. This Agreement is the subject of the pending William John Claim, as defined in and otherwise addressed in the Plan.

                  3. Stock Purchase Agreement, dated November 8, 1996, among Veltri Metal Products Co., Michael Veltri and Maria Veltri.

                     Talon and Holdings do not contemplate asserting any avoidance recovery actions because no viable claims are believed to exist. Trade vendors are not believed to have received any avoidable preferential transfers, as they have been paid in the ordinary course of business at all relevant times prior to the Petition Date.

         D.       PRIORITY CLAIMS, INCLUDING ANTICIPATED ADMINISTRATIVE EXPENSE
                  CLAIMS.

         This Disclosure Statement is filed as of the Petition Date. Projected post-petition priority claims and administrative expenses are as set forth in the Liquidation Analysis attached hereto as Exhibit C.





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
         E.       NON-PRIORITY UNSECURED CLAIMS.

         As scheduled by Talon, the total of all non-priority unsecured claims equals $164,526,877.22. In addition, it is anticipated that parties to rejected contracts and leases will have significant additional unsecured claims.

         F.       CLASS 4 CLAIMS.

         The Debtors anticipate and intend to continue to have an ongoing business relationship with the holders of Class 4 Claims including, but not limited to, the Debtors' trade vendors. As provided in the Plan, based upon these creditors interest in the future viability of the Reorganized Debtors, holders of Class 4 Allowed Claims will receive cash equal to the unpaid portion of their Allowed Claim.

         G.       CLASS 5 CLAIMS

         Due to the nature of their Claims, the Debtors do not anticipate or intend to have a continuing ongoing business relationship with the holders of Class 5 Claims, including but not limited to, the Noteholders and parties with Claims arising out of the rejection of an unexpired lease or executory contract. As provided in the Plan, given the lack of a continuing trade relationship with the Debtors, holders of Class 5 Allowed Claims will receive their Pro-Rata Share of 97% of the New Common Shares to be issued and outstanding on the Distribution Date.

         F.       GUARANTORS AND CO-DEBTORS.

         Talon has guaranteed all indebtedness of Products to the Lenders.

         Products has guaranteed all indebtedness of Talon to the Lenders.

         Holdings has guaranteed all indebtedness of Talon and Products to the Lenders.

         Products and Holdings have guaranteed all indebtedness of Talon under the Notes.

         Talon has guaranteed certain obligations of Products under certain equipment and tooling leases with ABN AMRO Bank Canada.

         Talon has guaranteed certain obligations of Products under certain equipment and tooling leases with Westcoast Capital Corporation.




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

         Talon has guaranteed the obligations of Products under its real property lease for the Windsor, Ontario location.

                 V. DETAILS REGARDING IMPLEMENTATION OF THE PLAN

         A.       SUMMARIES OF FINANCIAL INFORMATION.

                  See Summaries of financial information for prior three years and projections through fiscal year end 2003 attached hereto as Exhibit D.

         B. MANAGEMENT OF THE REORGANIZED DEBTORS; COMPENSATION, INCLUDING FRINGE BENEFITS.

         It is contemplated that the management of Reorganized Holdings, the new operating entity, will be led by Messrs. Veltri and Woodward, with forward compensation at least approximating that provided in fiscal year 2001 (See
Section II.B.2 above), together with benefits to be provided under the Management Option Plan to be adopted. Management of Reorganized Talon is as yet unascertained, but is not anticipated to have financial consequences to creditors of Reorganized Holdings other than through the Warrants or as otherwise specified in the Plan.

         C.       TAX RAMIFICATIONS IF THE PLAN IS CONFIRMED.

         The following discussion summarizes certain of the federal income tax consequences of the transactions described herein and in the Plan. This discussion is for informational purposes only and is based upon the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Tax Code"), judicial authority and current administrative ruling and practice. Neither the impact on foreign holders of claims nor the tax consequences of these transactions under state and local or foreign law is discussed. Also, special tax considerations not discussed herein may be applicable to certain classes of taxpayers, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. No opinion of counsel has been obtained and no ruling has been requested from the Internal Revenue Service ("IRS") on these or any other tax issues.






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

HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE THEREFORE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

                  1.       Federal Income Tax Consequences to Noteholders

                  The federal income tax consequences of the Plan to holders of Notes will depend, among other things, upon the consideration received by the Noteholders, the Noteholders' method of accounting for tax purposes, and how long the Noteholders have held their Notes. Noteholders should consult their own tax advisors as to the particular tax consequences of transactions contemplated by the Plan.

                  A Noteholder will recognize gain or loss on the exchange of such Note for Reorganized Holdings' stock. Noteholders should consult their own tax advisors with respect to the determination and computation of their gain or loss, if any, pursuant to the transactions contemplated by the Plan. A Noteholder will recognize ordinary income to the extent the Noteholder receives cash attributable to interest income not already included in such Noteholder's income for federal income tax purposes. The proper allocation between principal and interest of amounts received in exchange for Reorganized Holdings' stock is unclear. A Noteholder who previously included in income accrued but unpaid interest attributable to his/her Note will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full. Noteholders should consult their own tax advisors as to the amount of consideration allocable to interest and other tax consequences of their receipt of Reorganized Holdings' stock in satisfaction of the Notes.

                  2.       Federal Tax Consequences to Shareholders of Talon

                  Each existing shareholder of Talon should consult its own tax advisors as to the consequences to them of the Plan.


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

                  3.       Federal Income Tax Consequences to Holdings


                  Reorganized Holdings would be treated as a newly formed corporation as of the date the New Common Shares are exchanged for Notes pursuant to the Plan. Reorganized Holdings shall close its books effective the first day prior to which Holdings' New Common Shares are exchanged for Notes pursuant to the Plan, resulting in a Short Period. The "Short Period" for this purpose shall mean the portion of the taxable year of Reorganized Holdings from January 1, 2001 to the first day prior to the date that Reorganized Holdings' New Common Shares are exchanged for the Notes pursuant to the Plan. The results of the Short Period will be included in Talon's Federal income tax return. Reorganized Holdings will file as a separate C Corporation for the period of time from the day prior to the exchange of Reorganized Holdings' New Commons Shares for Notes to the end of the tax year and thereafter.

                  4.       Importance of Obtaining Professional Assistance

                  AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A
SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME AREAS, UNCERTAIN. ACCORDINGLY, EACH PARTY IN INTEREST IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

                             VI. LEGAL REQUIREMENTS

         A.       VOTING PROCEDURES.

                  Under the Bankruptcy Code, the only classes that are entitled to vote to accept or reject a plan are classes of claims, or equity interest, that are impaired under the plan. Accordingly, classes of claims or interests that are not impaired are not entitled to vote on the Plan.






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

                  Creditors that hold claims in more than one impaired class are entitled to vote separately in each class. Such a creditor will receive a separate ballot for all of its claims in each class (in accordance with the records of the Clerk of the Court) and should complete and sign each ballot separately. A creditor who asserts a claim in more than one class and who has not been provided with sufficient ballots may photocopy the ballot received and file multiple ballots.

                  Votes on the Plan will be counted only with respect to claims:
(a) that are listed on the Debtors' Schedules of Assets and Liabilities other than as disputed, contingent or unliquidated; or (b) for which a proof of claim was filed on or before the bar date set by the Court for the filing of proofs of claims (except for certain claims expressly excluded from that bar date or which are allowed by Court order). However, any vote by a holder of a claim will not be counted if such claim has been disallowed or is the subject of an unresolved objection, absent an order of the Court allowing such claim for voting purposes pursuant to 11 U.S.C ss. 502 and Bankruptcy Rule 3018.

                  Voting on the Plan by each holder of a claim or interest in an impaired class is important. After carefully reviewing the Plan and Disclosure Statement, each holder of such a claim or interest should vote on the enclosed ballot either to accept or to reject the Plan, and then return the ballot by mail to the Debtors' attorney by the deadline previously established by the Court.

                  Any ballot that does not appropriately indicate acceptance or rejection of the Plan will not be counted.

                  A ballot that is not received by the deadline will not be counted.

                  If a ballot is damaged, lost, or missing, a replacement ballot may be obtained by sending a written request to the Debtors' attorney.

         B.       ACCEPTANCE.

                  The Bankruptcy Code defines acceptance of a plan by an impaired class of




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

claims as acceptance by the holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class which actually cast ballots. The Bankruptcy Code defines acceptance of a plan by an impaired class of equity interests as acceptance by holders of at last two-thirds in number of the equity interests of that class that actually cast ballots. If no creditor or interest holder in an impaired class votes, then that class has not accepted the plan.

         C.       CONFIRMATION.

                  11 U.S.C.ss.1129(a) establishes conditions for the confirmation of a plan. These conditions are too numerous and detailed to be fully explained here. Parties are encouraged to seek independent legal counsel to answer any questions concerning the Chapter 11 process.

                  Among the several conditions for confirmation of a plan under 11U.S.C ss. 1129(a) are these:

                  1. Each class of impaired creditors and interest must accept the plan, as described in paragraph VI.B., above.

                  2. Either each holder of a claim or interest in a class must accept the plan, or the plan must provide at least as much value as would be received upon liquidation under Chapter 7 of the Bankruptcy Code.

         D.       MODIFICATION.

                  The Debtors reserve the right to modify or withdraw the Plan at any time before confirmation.

         E.       EFFECT OF CONFIRMATION.

                  If the Plan is confirmed by the Court:

                  1. Its terms are binding on the Debtors, all creditors, shareholders and other parties in interest, regardless of whether they have accepted the Plan.

                  2.       Except as provided in the Plan:




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

                           (a)      All claims and interests will be discharged.

                           (b)      Creditors and shareholders will be
                                    prohibited from asserting their claims
                                    against or interest in the Debtors or their assets.

Dated: August 3, 2001
                                        TALON AUTOMOTIVE GROUP, INC.,
                                        a Michigan corporation


                                        By: /s/ David J. Woodward
                                           ------------------------------------
                                        Its: Vice President
                                           ------------------------------------

                                        VS HOLDINGS, INC.,
                                        a Michigan corporation

                                        By: /s/ David J. Woodward
                                           ------------------------------------
                                        Its: Vice President
                                           ------------------------------------









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